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                                                                   EXHIBIT 10.36


                              INVESTMENT AGREEMENT


         THIS INVESTMENT AGREEMENT (this "Agreement") is made and entered into as of the 12th day of May, 1999, between WebMD, Inc., a Georgia corporation (the "Company"), Microsoft Corporation, a Washington corporation (the "Microsoft"), and each of the other persons listed on Schedule I hereto (the "Purchasers" and collectively with Microsoft, the "Investors").

         1.       AUTHORIZATION; SALE AND ISSUANCE OF SECURITIES.

         1.1 Authorization. The Company has authorized the sale and issuance of up to 792,000 shares of its Series E Preferred Stock, no par value per share (the "Series E Preferred Stock"), and the issuance of up to 1,180,000 shares of its Series F Preferred Stock, no par value per share (the "Series F Preferred Stock"), each having the rights, restrictions, privileges and preferences as set forth in the Company's Amendment to the Amended and Restated Articles of Incorporation, as amended, in substantially the form set forth in
Exhibit 1.1 attached hereto.

         1.2 Sale of Shares. Subject to the terms and conditions hereof, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, up to 738,416 shares (collectively, the "Purchased Shares") of Series E Preferred Stock, in accordance with the following:

                  1.2.1 At the Initial Microsoft Closing (as defined below), Microsoft shall purchase 184,604 shares of Series E Preferred Stock for an aggregate purchase price of $99,999,986.80 (the "Initial Microsoft Purchase"); and

                  1.2.2 On the Investor Closing Date (as defined below), each Purchaser shall purchase (the "Purchaser Investment") the number of shares of Series E Preferred Stock set forth opposite its name on Schedule I hereto at a purchase price of $541.70 per share. Anything herein to the contrary notwithstanding, on or prior to May 17, 1999, the Company may designate one or more persons to become additional Purchasers to purchase shares of Series E Preferred Stock, provided that the Purchasers shall not purchase in the aggregate more than 276,906 shares of Series E Preferred Stock. The Company shall advise Microsoft from time to time regarding the status of persons who may become Purchasers hereunder. Each of the Additional Purchasers and the amount of shares to be purchased by each additional Purchaser shall be approved by Microsoft, which approval will not be unreasonably withheld. Any such additional Purchaser will become a Purchaser by executing and delivering to the Company a counterpart of this Agreement, whereupon the Company shall amend Schedule I attached hereto to give effect to any such Purchaser's agreement to purchase Series E Preferred Stock.

                  1.2.3 Following the Initial Microsoft Closing and at any time prior to: (i) the date on which any person (the "Acquirer") enters into a binding definitive agreement with the Company which sets forth a "Change of Control Transaction" (as defined below) and (ii)

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November 10, 1999 (the earlier of such times being the "Expiration Time"),
Microsoft shall have the right to purchase (the "Additional Microsoft Purchase") up to 276,906 additional shares of Series E Preferred Stock at a purchase price of $541.70 per share. The Company shall notify Microsoft at least 24 hours prior to the execution of such definitive agreement, which notice shall describe the material terms of such Change of Control Transaction. Microsoft shall notify the Company of its intention to exercise its right to effectuate the Additional Microsoft Purchase by written notice (the "Notice of Purchase") delivered on or prior to the Expiration Time, which notice shall specify the number of shares of Series E Preferred Stock to be purchased and the aggregate exercise price therefor and which may be conditioned on the execution of the definitive agreement with respect to such Change of Control Transaction. For purposes of the foregoing, a "Change of Control Transaction" shall mean any transaction or series of related transactions which result in (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the Company's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 60% of the voting power of the surviving or continuing entity, or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company unless the Company's shareholders immediately prior to such transaction will, as a result of such sale, conveyance or disposition hold (by virtue of securities issued as consideration for such sale, conveyance or disposition) at least 60% of the voting power of the purchasing entity, or (iii) the effectuation by the Company or its shareholders of a transaction or series of related transactions that results in the Company's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 60% of the voting power of the Company.

         2.       CLOSINGS; DELIVERIES; ADDITIONAL SHARES.

         2.1      Closings.

                  2.1.1. The closing of the Initial Microsoft Purchase (the "Initial Microsoft Closing") shall be held at 10:00 a.m. Seattle Time on May 13, 1999 (the date of such Initial Microsoft Closing being referred to as the "Initial Microsoft Closing Date"). The Initial Microsoft Closing shall take place by exchanging facsimile signatures of the documents to be executed at the Initial Microsoft Closing. Each party covenants to deliver to the other party executed originals of documents executed by it or its agents by overnight courier the next business day.

                  2.1.2 The closing of the Purchaser Investment (the "Investor Closing") shall be held at such time and place as shall be designated by the Company, which in no event shall be later than May 21, 1999 (the date of such Investor Closing being referred to as the "Investor Closing Date"). The Investor Closing shall take place by exchanging facsimile signatures of the documents to be executed at the Investor Closing. Each party covenants to deliver to the other party executed originals of documents executed by it or its agents by overnight courier the next business day.



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                  2.1.3    The closing of the Additional Microsoft Purchase (the
"Second Microsoft Closing;" the Initial Microsoft Closing, the Investor Closing and the Second Microsoft Closing and are sometimes collectively referred to herein as the "Closings"), if any, shall be held at such time and place as shall be designated by Microsoft in the Notice of Purchase, which in no event shall be later than November 30, 1999, or, if a Change of Control Transaction has been publicly announced prior to November 10, 1999 as provided in Section 1.2.3 hereof, the day immediately prior to the consummation of the Change of Control Transaction (the date of such Second Microsoft Closing being referred to as the "Second Microsoft Closing Date"). The Second Microsoft Closing shall take place by exchanging facsimile signatures of the documents to be executed at the Second Microsoft Closing. Each party covenants to deliver to the other party executed originals of documents executed by it or its agents by overnight courier the next business day.

         2.2 Deliveries at Initial Microsoft Closing. At the Initial Microsoft Closing, the Company shall deliver to Microsoft a certificate, issued in Microsoft's name, representing 184,604 Purchased Shares, and Microsoft shall deliver the purchase price to the Company by wire transfer in the amount of $99,999,986.80. In addition, the Company shall deliver to Microsoft such other instruments and documents as are described in Article 5 hereof, and Microsoft shall deliver to the Company such other instruments and documents as are described in Article 6 hereof.

         2.3 Deliveries at Investor Closing. At the Investor Closing, the Company shall deliver to each Purchaser a certificate, issued in such Purchaser's name, representing that number of shares to be purchased as stated on Schedule I attached hereto, and such Purchaser shall deliver the purchase price to the Company by wire transfer.

         2.4 Deliveries at Second Microsoft Closing. At the Second Microsoft Closing, the Company shall deliver to Microsoft a certificate, issued in Microsoft's name, representing that number of shares to be purchased as stated in the Notice of Purchase, and Microsoft shall deliver the purchase price to the Company by wire transfer.

         3        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to each Investor as of the date hereof and as of the Initial Microsoft Closing and the Investor Closing that, except as set forth on the attached Disclosure Exhibits, (which Disclosure Exhibits may be updated by the Company with the written consent of Microsoft not less than 48 hours prior to the Investor Closing, provided that the Company may amend Section 3.4 without the consent of Microsoft to reflect such changes in capitalization as are contemplated by this Agreement):

         3.1 Organization and Standing; Charter and Bylaws. The Company is a corporation duly organized and validly existing under the laws of the State of Georgia and is in good standing under such laws, and each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has all requisite power and authority and possesses all franchises, licenses, permits, authorizations and approvals from governmental authorities necessary to



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enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and proposed to be conducted. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification and where failure to do so would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Company has previously delivered to the Investors true and accurate copies of its Amended and Restated Articles of Incorporation, as amended (the "Articles"), and its Amended and Restated Bylaws, as presently in effect. The share certificate and transfer books and the minute books of the Company (which have been made available for inspection by the Investors and their representatives) are true and complete.

         3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to enter into this Agreement and the Registration Rights Agreements, to sell the Purchased Shares and to carry out and perform its other obligations under the terms of this Agreement and the Registration Rights Agreements.

         3.3      Subsidiaries and Affiliates. Except as set forth in Disclosure
Exhibit 3.3 attached hereto, the Company does not own or control, directly or indirectly, any interest or investment in any corporation, partnership, association or other form of business entity. The Company beneficially owns all the capital stock or other equity interests in each of the entities listed on Disclosure Exhibit 3.3.

         3.4 Capitalization. On the Initial Microsoft Closing Date without giving effect to any shares of the capital stock of the Company owned in connection with the exercise of any options or warrants of the Company after April 10, 1999, the authorized capital stock of the Company shall consist of 107,000,000 shares of capital stock, of which: (a) 75,000,000 shares are designated as Common Stock, voting and without par value per share, of which 2,500,000 are issued and outstanding; (b) 3,000,000 have been designated as Common Stock Series B, nonvoting and without par value per share, of which 1,400,000 are issued and outstanding; (c) 1,500,000 shares have been designated as Common Stock Series C, nonvoting and without par value per share, of which 1,500,000 are issued and outstanding; (d) 15,000,000 shares have been designated as Common Stock Series D, nonvoting and without par value per share, of which 5,096,805 are issued and outstanding; (e) 2,500,000 shares have been designated as Common Stock Series E, nonvoting and without par value per share, of which 2,100,000 are issued and outstanding; and (f) 10,000,000 shares of preferred stock, of which (i) 1,600,000 shares have been designated as Series A Preferred Stock, without par value per share, and of which 831,000 shares are issued and outstanding, (ii) 3,400,000 shares have been designated as Series B Preferred Stock, of which 2,976,807 shares are issued and outstanding, (iii) 2,000,000 shares have been designated as Series C Preferred Stock, of which 1,008,750 shares are issued and outstanding, (iv) 200,000 shares have been designated as Series D Preferred Stock, all of which is issued and outstanding, (v) 792,000 shares have been designated as Series E Preferred Stock, none of which is issued and outstanding, and (vi) 1,180,000 shares have been designated as Series F Preferred Stock, of which 698,349 are issued and outstanding. The Company declared on April 9, 1999 a stock dividend in the



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amount of .03846 shares of Series F Preferred Stock for each share of Common
Stock (on a fully diluted as converted basis) of the Company outstanding on the date hereof (the "Series F Dividend"). All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable, and are owned beneficially and of record by the shareholders and in the amounts set forth in Disclosure Exhibit 3.4 attached hereto. Except as shown in Disclosure Exhibit 3.4 and as contemplated by this Agreement, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

         3.5 Authorization. All corporate action on the part of the Company and its directors, officers and shareholders and holders of contractual or other rights necessary for (i) the authorization, execution, delivery and performance of all its obligations under this Agreement and any document contemplated hereby, (ii) the establishment of the preferences, limitations and rights of the Series E Preferred Stock and the Series F Preferred Stock and the authorization, issuance and delivery by the Company of the Purchased Shares, (iii) the authorization and declaration of the Series F Dividend, and (iv) the authorization and reservation of the shares of the Common Stock issuable upon conversion of all such Series E Preferred Stock pursuant to the terms of the Company's Articles (the "Conversion Shares"), has been (or will be) taken prior to the Initial Microsoft Closing. This Agreement and the Registration Rights Agreements constitute (or will constitute upon execution and delivery) the legal, valid and binding obligations of the Company and are enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         3.6 Validity of Stock. The Purchased Shares will be duly authorized, validly issued, fully paid and nonassessable, will be free of any liens or encumbrances, and will not be subject to any preemptive rights, rights of first refusal or redemption rights, other than as expressly provided in
Section 3.15 hereof, in the Articles or as will have been waived. The Conversion Shares have been duly and validly reserved, and neither they nor the issuance thereof are subject to any preemptive rights or rights of first refusal or redemption rights, and, upon issuance, they will be validly issued, fully paid and nonassessable. The Series F Preferred Stock has been duly and validly reserved and will be fully paid and nonassessable upon payment of the Series F Dividend.

         3.7 Financial Statements. The Company has furnished the Investors with audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 1996, 1997 and 1998 together with audited consolidated statements of income and cash flows for the three-year period ended December 31, 1998 (collectively referred to hereafter as the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial position of the Company and the results of its operations as of the dates and for the periods indicated.



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         3.8      Changes. Except as disclosed in Disclosure Exhibit 3.8
attached hereto and as disclosed in the Financial Statements, and other than changes or events which have affected the Internet portal (e.g., Yahoo and Excite) or vertical content aggregator sector (e.g., CNET and Sportsline USA) in general, since December 31, 1998, there has not been:

                  3.8.1 any change in the assets, liabilities, financial condition, or operations of the Company considered in the aggregate from that reflected in the Financial Statements, other than in the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

                  3.8.2 any materially adverse change (individually or in the aggregate) in the contingent obligations of the Company or any of its subsidiaries by way of guaranty, endorsement, indemnity, warranty, or otherwise;

                  3.8.3 any damage, destruction or loss that had a Material Adverse Effect on the Company or any of its subsidiaries, whether or not covered by insurance;

                  3.8.4 any loans made by the Company or any of its subsidiaries to its employees, officers, or directors or members of their immediate families other than travel and other commercially reasonable advances made in the ordinary course of business;

                  3.8.5 any declaration or payment of any dividend or other distribution of the assets of the Company, other than the Series F Dividend;

                  3.8.6 any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect on the Company or any of its subsidiaries; or

                  3.8.7 any agreement or commitment by the Company or any of its subsidiaries to do any of the things described in this Section 3.8.

         3.9      Material Liabilities. Except (a) as disclosed in Disclosure
Exhibit 3.9 attached hereto or as reflected in the Financial Statements, (b) for the obligations and liabilities incurred in the ordinary course of business since December 31, 1998, and (c) for obligations under contracts made in the ordinary course of business that would not be required by GAAP to be reflected in the Financial Statements or obligations under contracts listed on Disclosure
Exhibit 3.10 attached hereto, neither the Company nor any subsidiary thereof has any material liabilities or obligations, absolute or contingent.

         3.10 Contracts and Commitments. Other than this Agreement, the Registration Rights Agreements, the Cross Promotion Agreement (as defined below) and the Master Agreement dated as of the date hereof (the "Master Agreement") between Microsoft and the Company, the agreements contemplated thereby, and as set forth in Disclosure Exhibit 3.10 attached hereto, neither the Company nor any subsidiary thereof has any contracts, agreements or instruments to which it is a party and that involve either (a) a commitment by, or revenue to, the Company in excess of $25,000 annually, or (b) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services. Except as



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set forth in Disclosure Exhibit 3.10, all contracts, agreements or instruments to which each of the Company or its subsidiaries is a party are valid and binding upon the Company or a subsidiary thereof, as applicable, and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equitable principles, and neither the Company, its subsidiaries nor, to the Knowledge of the Company (as defined in Section 8.8 hereof), any other party to any such contract, agreement or instrument has breached any provision of, or is in default under, the terms thereof, and there are no claims or allegations of offset, defense, or counterclaims that would prevent the work in process of the Company or its subsidiaries or their contracts and agreements from maturing in due course into fully collectible accounts receivable. Except as set forth on Disclosure Exhibit 3.10, the Company and its subsidiaries have complied with all applicable statutes, ordinances, rules, regulations and orders relating to seeking, bidding, obtaining, performing under or otherwise complying with, contracts with governmental and quasi-governmental authorities, agencies or other entities.

         3.11     Protection of Intellectual Property Generally.

                  (a) Disclosure Exhibit 3.11 hereto sets forth a complete and correct list and summary description of all registered and material unregistered trademarks, trade or company names, service marks, service names, domain names, brand names and registrations, if any, therefor; all registered copyrights; and all patents and all patent applications, if any, in each case applicable to or used or intended to be used in the business of the Company or any of its subsidiaries, together with a complete list of all licenses granted by or to the Company or any of its subsidiaries with respect to any of the above. The Company has filed applications in the United States Patent and Trademark Office for registration of "Web-MD", "WebMD" and "WebMD OnCall" as service marks (the application for "Web-MD" was initially denied, but the Company filed a response on November 20, 1998), but otherwise the Company has not sought governmental protection by way of patent, trademark or copyright registration or application for the property listed in Disclosure Exhibit 3.11 hereto. Each of the Company and its subsidiaries validly owns or is validly licensed to use all inventions, processes, know-how, formulas, patterns, designs, and trade secrets that are used in the conduct of its business as now conducted or proposed to be conducted. All such rights and all rights listed in Disclosure Exhibit 3.11 hereto are valid and enforceable and are free from any security interest, lien or encumbrance or any default on the part of the Company or any of its subsidiaries, and are not now involved in any pending or, to the Knowledge of the Company, threatened interference proceeding. No option, license, sublicense or other agreement has been granted in respect of any patent, trademark, brand name, trade secret, copyright or pending application therefor listed in Disclosure Exhibit 3.11 hereto, except as noted in Disclosure
Exhibit 3.11. Except as set forth on Disclosure Exhibit 3.11, none of the Company's or any of its subsidiaries' owned intellectual property infringes any patent, trademark, service mark, trade or company name or application therefor or any related technological right of any other person. None of the rights of the Company or any of its subsidiaries described in this Section 3.11 will be impaired in any way by the transactions provided for herein, and all of such rights will be fully enforceable by the Company or any of its subsidiaries after the Initial Microsoft Closing Date and after the Second Microsoft Closing Date without the consent or agreement of any other party. The



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Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or individuals it currently intends to hire) made prior to their employment by the Company.

                  (b) The Company has all patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, licenses, brand names, trade names, service marks, all other names or slogans embodying business or product goodwill, copyrights, copyright registrations, computer programs, software (including all source code and object code, development documentation, programming tools, specifications, data, designs, trade secrets, technology, inventions, discoveries and improvements), know-how, proprietary rights, processes, confidential and proprietary information, and other intellectual property rights, whether or not subject to statutory registration or protection, required for use in its business as presently conducted or proposed to be conducted, except where the failure to have would not have a Material Adverse Effect on the Company.

         3.12 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, the Registration Rights Agreements and the issuance of the Purchased Shares, the Conversion Shares and the Series F Preferred Stock pursuant to the Series F Dividend will not result in any violation or be in conflict with or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration or the loss of any material benefit under (i) any of the terms or provisions of the Articles or Bylaws of the Company (or comparable organizational documents of the Company's subsidiaries), or (ii) any mortgage, indenture, license, lease, contract, agreement or instrument to which the Company or any of its subsidiaries is a party, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its subsidiaries or their properties or assets, or (iv) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any such term or provision.

         3.13 Litigation and Other Proceedings. Except as disclosed in Disclosure Exhibit 3.13 attached hereto, there are no actions, proceedings or investigations pending against the Company or its properties or shareholders (or, to the Knowledge of the Company, any basis therefor or threat thereof) that, either in any case or in the aggregate, involve an amount in controversy in excess of $50,000 or could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or result in any material impairment of the right or ability of the Company or any of its subsidiaries to carry on their business as now conducted, or in any material liability on the part of the Company or any of its subsidiaries, and none that challenges the validity of this Agreement or any action taken or to be taken in connection herewith. The foregoing includes, without limiting its generality, actions pending or, to the Knowledge of the Company, threatened (or any threat thereof) involving the prior employment of the Company's or any subsidiary's employees or their use in connection with the Company's or any subsidiary's business of any information or techniques allegedly proprietary to any of their former employers.

         3.14 Employees. Except as disclosed in Disclosure Exhibit 3.14 attached hereto, neither the Company nor any subsidiary thereof has any employment contracts with any of its



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employees not expressly terminable at will and no collective bargaining agreements covering any of its employees. Further, neither the Company nor any subsidiary thereof has any policies, procedures or handbooks providing for other than at-will employment. No employee, agent, consultant or contractor associated with any of the members of management or key personnel of the Company or its subsidiaries who has contributed to or participated in the conception and development of proprietary rights, including software, of the Company or its subsidiaries has asserted or threatened any claim against the Company or the applicable subsidiary in connection with such person's involvement in the conception and development of the software or other proprietary rights of the Company and its subsidiaries and, to the best knowledge of the Company after due inquiry, no such person has a reasonable basis for any such claim. The Company is not aware of any proposed, threatened or actual union organization activity affecting the Company's and its subsidiaries' current or prospective operations. The Company and its subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any subsidiary pending or threatened before the National Labor Relations Board or any comparable state agency or authority. There is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting the Company or any subsidiary.

         3.15 Registration Rights; Stockholder Agreements. Except as provided for in the Registration Rights Agreements between the Company and the Investors, as such may be amended from time to time, and except as set forth in Disclosure Exhibit 3.15 attached hereto, (i) the Company is under no obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued pursuant to this or any other existing agreement, and (ii) the Company is not a party to and, to the Knowledge of the Company, there are no agreements among shareholders of the Company relating to voting or transfer of equity in the Company.

         3.16 Governmental Consents. Except for the filing of a Form D with the Securities and Exchange Commission (the "Commission") and other filings required by the blue sky laws of the states where the Investors are located, no consent, approval or authorization of, or registration, declaration, designation, qualification or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Purchased Shares by the Company, the issuance by the Company of the Conversion Shares, the issuance of the Series F Preferred Stock pursuant to the Series F Dividend, or the consummation of any other transaction contemplated hereby.

         3.17 Other Consents. All consents of third parties and any shareholders of the Company necessary for the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby have been (or will be) received prior to the Initial Microsoft Closing.



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         3.18     Title to Property and Assets. Except as disclosed in
Disclosure Exhibit 3.18 attached hereto, each of the Company and its subsidiaries has good and marketable title to its material properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, encumbrance or charge. All material tangible personal property owned by the Company and its subsidiaries is in good operating condition and repair, ordinary wear and tear excepted, and all material personal property leased by the Company and its subsidiaries is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof.

         3.19 Insurance. The Company has valid, outstanding and enforceable liability, workmen's compensation, health, fire, general liability and casualty insurance policies. The fire and casualty insurance policies are in an amount sufficient to allow it to replace with proceeds from such insurance any of its material, tangible properties that might be damaged or destroyed.

         3.20 Licenses and Permits; Compliance with Laws. Except as disclosed in Disclosure Exhibit 3.20 attached hereto, each of the Company and its subsidiaries holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business and the use of its assets. Except as disclosed in Disclosure Exhibit 3.20 attached hereto, each of the Company and its subsidiaries and their respective properties, assets, operations and businesses are in compliance (except where the Company reasonably believes such non-compliance will not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole) with all applicable statutes, laws, ordinances, rules, regulations and orders of any governmental authority. Further, except as disclosed in Disclosure Exhibit 3.20, the Company and its subsidiaries are not presently charged with or, to the Knowledge of the Company, under governmental investigation with respect to, any actual or alleged violation of any statute, law, ordinance, rule or regulation. To the Knowledge of the Company, the Company is not presently the subject of any pending or, to the Knowledge of the Company, threatened adverse proceeding by any regulatory authority having jurisdiction over its business, properties or operations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any such license, certificate, permit, franchise or right held by the Company or its subsidiaries.

         3.21 Tax Matters. Except as disclosed in Disclosure Exhibit 3.21 attached hereto, each of the Company and all members of any affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (an "Affiliated Group") has accurately prepared and timely filed all income and other tax returns, if any, that are required to be filed, and has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to said returns or pursuant to any assessment that has or may be received from any taxing authority for the period through December 31, 1998, and there are no outstanding agreements by the Company or any member of any Affiliated Group for the extension of time for the assessment of any tax. The United States income tax returns of the Company or any member of any Affiliated Group have not been audited by the Internal Revenue Service. Except as disclosed in Disclosure Exhibit 3.21, no deficiency assessment or proposed adjustment of the Company's or any member of any Affiliated Group's United States income tax or state or municipal taxes (if any) is pending, and the Company has no Knowledge of any proposed liability for any tax to be imposed upon the Company's or any member of any Affiliated Group's properties or assets for which there is not an adequate reserve reflected in the Financial Statements.

         3.22 Employment; No Conflicting Agreements. Except as disclosed in Disclosure Exhibit 3.22 attached hereto, none of the officers, directors, and key employees of the Company or any of its subsidiaries is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his or her obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the business of the Company as the Company presently conducts the same.

         3.23 Indebtedness to Directors and Officers; Interested Party Transactions. Except as disclosed in Disclosure Exhibit 3.23 attached hereto, the Company is not indebted to any of its directors or officers or party to any contract with any affiliate of its directors or officers, and, to the Knowledge of the Company, none of such directors or officers has a claim of any nature against the Company except for compensation due for past or current pay periods. To the Knowledge of the Company and except as disclosed in Disclosure Exhibit 3.23, no officer, director or holder of more than 5% of the capital stock of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such person or entity or the Company has or has had, either directly or indirectly, (a) an interest in any person or entity that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in Disclosure Exhibit 3.23 hereto, there are no existing material arrangements or proposed material transactions between the Company and any officer, director, or holder of more than 5% of the capital stock of the Company or any affiliate or associate of any such person.

         3.24 Employee Plans. Disclosure Exhibit 3.24 attached hereto lists all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and all severance, bonus, retirement, pension, profit-sharing, deferred compensation plans and other similar fringe or employee benefit plans, programs or arrangements, and all employee or compensation agreements, written or otherwise, for the benefit of or relating to any employee of the Company (collectively, "Employee Plans"). The Company has complied with all terms and conditions of the Employee Plans, except where the violation would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The Company is in compliance with the provisions of ERISA and the regulations and published interpretations thereunder, except where the noncompliance would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

         3.25     Customers and Suppliers. Except as disclosed in Disclosure
Exhibit 3.25 attached hereto, no customer or supplier has taken, and neither the Company nor any of its subsidiaries has received any notice or has any Knowledge that any customer or supplier of the Company or any of its subsidiaries contemplates taking, any steps that could disrupt the business relationship of the Company or any of its subsidiaries with such customer or supplier or could result in a diminution in the value of the Company or any of its subsidiaries in a manner that would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

         3.26 Disclosure. The Company has not knowingly failed to disclose to the Investors any facts material to the Company and its subsidiaries, taken as a whole. No representation or warranty of the Company contained in this Agreement, and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of the Company to the Investors or any of their representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

         4        REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

         Each of the Investors, severally and not jointly, represents and warrants to the Company, as of any of the Closing Dates on which such Investor purchases Purchased Shares, as follows:

         4.1      Access to Information.

                  4.1.1 Such Investor acknowledges that the Company filed a Registration Statement on Form S-1 (No. 333-71359) with the Commission on January 28, 1999, which was amended on February 26, 1999, with respect to the initial public offering of the Company's Common Stock (the "Registration Statement"). Prior to any Investor (other than Microsoft) becoming a Purchaser hereunder, the Company shall withdraw such Registration Statement. Microsoft acknowledges that it had commenced discussions with the Company prior to the filing of the Registration Statement which discussions resulted directly in this Agreement and the other agreements between Microsoft and the Company contemplated by the Master Agreement. Each Purchaser represents and warrants that it became aware of the Company and the opportunity to become a Purchaser hereunder through Microsoft and not as a result of the Registration Statement or any advertising, news articles, internet chat rooms or other means of general solicitation . Each Investor represents that while it may have reviewed the Registration Statement, it has not relied on the Registration Statement for purposes of making its investment hereunder, but rather has had the opportunity to perform its own independent due diligence review of the Company and such Investor and its advisor or advisors, or a person or persons acting on its behalf, has had a reasonable opportunity to ask questions of and receive answers from the officers of the Company, concerning the business and financial condition of the Company and the terms and conditions of the offering of the Purchased Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by the officers of the Company. All such questions have been answered to the full satisfaction of such Investor. Microsoft acknowledges that the opportunity to enter into the Cross Promotion Agreement with the Company was an integral part of its decision to purchase the Purchased Shares. Each Purchaser acknowledges that the opportunity to enter into a strategic operating agreement with the Company was an integral part of its decision to purchase the Purchased Shares. In addition, each Purchaser acknowledges that it has not relied on any due diligence, representations or other information or advice from Microsoft in making its investment decision to purchase the Purchased Shares hereunder.

         4.1.2 Such Investor acknowledges that, from time to time, statements about the Company may be made by third parties, in writing or otherwise, that may purport to contain information about the Company, including in newspaper articles, internet chat rooms and, except as provided below, other publications and communications, and that such statements have been and may be incorrect or inaccurate in several material respects. Such Investor agrees that neither the Company nor any of its affiliates or representatives has made any representation or warranty as to the accuracy or completeness of any such information or statements. Furthermore, such Investor has not relied, and will not rely, upon any such statements in making any investment decision in connection with the Purchased Shares; rather, the only representations or statements that such Investor has relied upon or will rely upon will be those made by the Company in the Registration Statement, as set forth in this Agreement, and in the following parts of the Company's web site as it exists as of the date hereof: About WebMD (other than Featured Topics and the Press Releases), Learn More about WebMD, Meet our Strategic Partners, and Review our Products and Services.

         4.2 Experience; Investment. Such Investor is acquiring the Purchased Shares solely for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof, as that term is used under the Securities Act. Such Investor represents that such Investor is an "accredited investor" within the meaning of Rule 501(a)(3) of Regulation D promulgated by the Commission under the Securities Act and either it or persons in control of its investment decision have assets in excess of $100 million, and that it has been represented by counsel in connection with this investment, and either it or persons representing it have considerable experience in making investments of this nature.

         4.3 Registration under the Securities Act. Such Investor understands that (a) neither the offering nor the sale of the Purchased Shares has been registered under the Securities Act or applicable state securities laws, in reliance upon exemptions from the registration provisions of the Securities Act and applicable state securities laws, (b) the Purchased Shares purchased by such Investor must be held by it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available, and the certificates or documents representing all Purchased Shares will be legended to reflect such restrictions, (c) except as provided in the Registration Rights Agreements between the Company and the Investors, the Company is under no obligation to register any Purchased Shares, Conversion Shares on such Investor's behalf or to assist it in complying with any exemption from registration, and (d) the officers of the Company will rely in part upon the representations and warranties made by such Investor in this Agreement in order to establish such exemption from the registration provisions of the Securities Act and applicable state securities laws.

         4.4 Transfer. Such Investor will not transfer any Purchased Shares or Conversion Shares without registration under the Securities Act and applicable state securities laws unless the transfer is exempt from registration under the Securities Act and such laws and is made in compliance with the legends contemplated by Section 8.10 herein.

         4.5 Authorization. All action on the part of such Investor necessary for the authorization, execution, delivery and performance of all obligations of such Investor under this Agreement or any document contemplated hereby has been (or will be) taken prior to the Initial Microsoft Closing. This Agreement, when executed and delivered by such Investor, will constitute the valid and binding obligation of such Investor and is enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         5        CONDITIONS TO CLOSING OF THE INVESTORS.

         The obligation of Microsoft to purchase and pay for the Purchased Shares at the Initial Microsoft Closing is, at Microsoft's option, subject to the fulfillment on or prior to the Initial Microsoft Closing Date of the conditions specified below. The obligation of each Purchaser to purchase and pay for the Purchased Shares at the Investor Closing is, at such Purchaser's option, subject to fulfillment on or prior to the Investor Closing Date of the conditions specified in Sections 5.1, 5.2 and 5.9. The obligation of Microsoft to purchase and pay for the Purchased Shares at the Second Microsoft Closing is, at Microsoft's option, subject to the fulfillment on or prior to the Second Microsoft Closing Date of the conditions specified in Sections 5.11 and 5.12.

         5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Article 3 hereof, and with respect to the Initial Microsoft Closing only, in the Distribution and Cross Promotion Agreement effective as of May 6, 1999 ("Cross Promotion Agreement"), shall be true and correct on and as of the date hereof and the applicable Closing Date as though made on such date, but excluding any disclosures made by the Company in the Disclosure Exhibit delivered at least 48 hours prior to the Investor Closing Date.

         5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the applicable Closing Date shall have been performed or complied with in all respects.

         5.3 Filing of Charter Amendment. The Amendment to the Amended and Restated Articles of Incorporation shall have been properly filed with the Secretary of State of the State of Georgia prior to the Initial Microsoft Closing Date.

         5.4 Registration Rights Agreements. The Company shall have executed and delivered (i) a Registration Rights Agreement by and between the Company and Microsoft in the form attached hereto as Exhibit 5.4A (the
"MS Registration Rights Agreement") and (ii) a Registration Rights Agreement among the Company and the Purchasers in the form attached hereto as Exhibit 5.4B (the "Purchaser Registration Rights Agreement;"
and together with the MS Registration Rights Agreement, the "Registration Rights Agreements").

         5.5 Cross Promotion Agreement. The Company shall have executed and delivered the Cross Promotion Agreement. All covenants, agreements and conditions contained in this Agreement and in the Cross Promotion Agreement to be performed or complied with by the Company on or prior to the Initial Microsoft Closing shall have been performed or complied with in all material respects.

         5.6 Compliance Certificate. Unless the Closing Date is the same as the date of this Agreement, the Investors shall have received a certificate executed by the President of the Company, dated as of the Closing Date, certifying that the conditions specified in Sections 5.1, 5.2, 5.3 and 5.9 hereof have been fulfilled.

         5.7 Opinion of Company's Counsel. The Investors shall have received from Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Company, in form and substance reasonably satisfactory to the Investors and their counsel, a favorable opinion addressed to the Investors, dated as of the Initial Microsoft Closing Date.

         5.8 Evidence of Consents. The Company shall have given the Investors evidence satisfactory to the Investors that it has received all necessary consents of third parties and shareholders of the Company, including HBO & Company of Georgia ("HBOC"), pursuant to Section 3.17 hereof, in order to consummate the transactions contemplated by this Agreement and the Exhibits hereto.

         5.9 Injunctions, etc. No injunction or order of any governmental authority shall be in effect as of the applicable Closing, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any governmental authority as of the applicable Closing, which would restrain or prohibit the issuance and sale of the Purchased Shares or the Conversion Shares or the consummation of any of the other transactions contemplated by this Agreement or invalidate or suspend any provision of this Agreement, the Registration Rights Agreements, the Articles or the Cross Promotion Agreement.

         5.10 Rights of First Refusal; Registration Rights. HBOC shall have waived its right of first refusal to acquire securities of the Company which are issued after the date hereof pursuant to Sections 9 of the Investment Agreement dated August 24, 1998, as amended (the "HBOC Investment Agreement) between the Company and HBOC. HBOC, Sirrom Investments, Inc., Premier Technologies, Inc., and Matria Healthcare, Inc. shall have waived any rights which such shareholders have pursuant to agreements with the Company (i) to limit the number of shares a selling shareholder may include in a piggyback registration to a number which is less than the number of securities included in such offering by any one of such shareholders unless all securities held by such shareholder and requested to be included in such offering are included therein and (ii) to restrict the ability of the Company to grant registration rights except as permitted by Section 11.3 of the HBOC Investment Agreement.

         5.11 Change of Control Transaction. If the Second Microsoft Closing is a result of a Change of Control Transaction, the Company shall have consummated the Change of Control

Transaction and no material adverse amendment or modification shall have been made to the definitive agreement with respect thereto since its execution, without the consent of Microsoft.

         5.12 Strategic Relationship. If the Second Microsoft Closing is a result of a Change of Control Transaction, Microsoft and the Acquirer in such Change of Control Transaction shall have entered into a mutually acceptable strategic relationship substantially in accordance with any memorandum of understanding between such parties executed on or before the Change of Control Transaction.

         6        CONDITIONS TO CLOSING OF THE COMPANY.

         The obligation of the Company to sell the Purchased Shares at the Initial Microsoft Closing is subject to the fulfillment on or prior to the Initial Microsoft Closing Date of the conditions specified below. The obligation of the Company to sell the Purchased Shares at the Investor Closing and the Second Microsoft Closing is subject to fulfillment on or prior to the Investor Closing Date and the Second Microsoft Closing Date, respectively, of the conditions specified in Sections 6.1, 6.2 and 6.4.

         6.1 Representations and Warranties Correct. The representations and warranties made by the Investors in Article 4 hereof and, with respect to the Initial Microsoft Closing only, the representations and warranties made by Microsoft in the Cross Promotion Agreement, shall be true and correct on and as of the date hereof and the applicable Closing Date as though made on such date.

         6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by or complied with by the Investors and, with respect to the Initial Microsoft Closing only, all covenants, agreements and conditions contained in the Cross Promotion Agreement to be performed by or complied with by Microsoft, on or prior to the applicable Closing Date shall have been performed or complied with in all respects.

         6.3 Registration Rights Agreements. The Investors shall have executed and delivered the Registration Rights Agreements.

         6.4 Injunctions, etc. No injunction or order of any governmental authority shall be in effect as of the applicable Closing, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any governmental authority as of the applicable Closing, which would restrain or prohibit the issuance and sale of the Purchased Shares or the Conversion Shares or the consummation of any of the other transactions contemplated by this Agreement or invalidate or suspend any provision of this Agreement, the Registration Rights Agreements, the Articles or the Cross Promotion Agreement.

         6.5 Cross Promotion Agreement. Microsoft shall have executed and delivered the Cross Promotion Agreement, with such changes as the Company and Microsoft shall agree after good faith negotiations.

         7        COVENANTS.

         7.1      Basic Information. Subject to Section 7.2 hereof:

                  7.1.1 As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, beginning with the year ending December 31, 1999, the Company shall furnish to the Investors audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year and audited consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by Ernst & Young, LLP or another independent public accounting firm, which shall also be one of the six largest firms of nationally recognized standing in the United States, or a firm acceptable to the Investors.

                  7.1.2 As soon as practicable after the end of each fiscal quarter, and in any event within 45 days thereafter, the Company shall furnish to the Investors consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal quarter, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such fiscal quarter and for the current fiscal year to date, prepared in accordance with GAAP consistently applied, with such statements certified by the chief financial officer of the Company as having been prepared in accordance with GAAP consistently applied, and accompanied by a brief narrative description of the Company's business activities during said quarter.

         7.2      Suspension of Certain Covenants. The covenants set forth in
Section 7.1 hereof, shall be suspended and be of no force or effect if the Company becomes subject to the reporting requirements of the federal Securities Exchange Act of 1934, as amended.

         7.3      Hart-Scott-Rodino.

                  7.3.1 In the event that, under the designations of the Series E Preferred Stock contained in the Amendment to the Amended and Restated Articles of Incorporation, any Investor would acquire the right to vote such shares, because of the occurrence or nonoccurrence of a particular event, and the acquisition of such right would require any filing by such Investor under the Hart Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or the acquisition or disposition by any Investor of the Conversion Shares would require any such filing, then, before such voting right shall become effective, either (1) the parties shall have been granted early termination of the waiting period under the HSR Act, or (2) the applicable waiting period shall have expired without any agency having sought injunctive relief with respect to the effectiveness of the voting rights. Each of the Company and such Investors shall cooperate in making any such filing promptly and shall furnish one another such information and commercially reasonable assistance as necessary for any such filing.

                  7.3.2 In the event that the Company enters into an agreement that contemplates a Change of Control Transaction and, as a result, filings under the HSR Act are required as a condition to the closing of such transaction, then the Company and Microsoft covenant and agree to cause the other party to the Change of Control agreement to covenant to file the information and documents required by HSR and to condition or delay any Change of Control until either (1) the parties shall have been granted early termination of any waiting period under the HSR Act, or (2) the applicable waiting period shall have expired without any agency having sought injunctive relief. In the event that the applicable HSR waiting periods have not expired 90 days after the initial HSR filing, then Microsoft's right and obligation to purchase Purchased Shares in the Additional Microsoft Purchase shall be converted into a right and obligation to purchase an equivalent number of nonvoting preferred stock that, by their terms, convert to voting common stock and have such terms as may be mutually agreed by Microsoft and the Company and an equivalent change shall be made to the consideration to be received with respect to the Purchased Shares in such Change of Control Transaction.

         8        MISCELLANEOUS.

         8.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Georgia, without regard to its principles of conflicts of laws.

         8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby.

         8.3 Assignment. This Agreement may not be assigned by any Purchaser without the express written consent of the Company (which consent may be granted or withheld in the sole discretion of the Company). This Agreement may not be assigned by the Company without the express written consent of each Investor except that the Company may assign this Agreement directly or indirectly by operation of law in connection with a Change of Control if the successor company or its parent company, which is a company whose securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, execute a joinder to this Agreement as of the closing of any Change of Control. Notwithstanding the foregoing sentences, each Investor shall have the right to assign its right to purchase any or all of the Purchased Shares to one or more Authorized Transferees who agree to be bound by the terms and provisions of this Agreement. As used herein, an "Authorized Transferee" of an Investor shall mean a limited number of institutional accredited investors within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended, with gross assets in excess of $100,000,000 who became aware of the Company and the opportunity to acquire Series E Preferred Stock and Series F Preferred Stock as a result of contacts by such Investor and not as a result of the Registration Statement, the identity of which shall be reasonably acceptable to the Company.

         8.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by each Investor and a representative of the Company so authorized by its Board of Directors.

         8.5 Notices. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) business days following deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, addressed: (a) if to Microsoft, at Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-5399, Attn: Chief Financial Officer with a copy to General Counsel - Finance and Administration, and Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104, or (b) if to any Purchaser, at the address set forth opposite such Purchaser's name on Schedule I hereto, or (c) if to any other holder of any shares of Series E Preferred Stock or Conversion Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares of Series E Preferred Stock or Conversion Shares who has so furnished an address to the Company, or (d) if to the Company, at WebMD, Inc., 400 The Lenox Building, 3399 Peachtree Road, Atlanta, Georgia 30326, Attn: General Counsel, with a copy to Nelson Mullins Riley & Scarborough, L.L.P., Bank of America Corporate Center, Suite 2600, 100 North Tryon Street, Charlotte, North Carolina 28202, Attn: H. Bryan Ives III and C. Mark Kelly, or at such other address as the Company shall have furnished to the Investors and each such other holder in writing.

         8.6 Agent's Fees. Each party (a) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement (except as disclosed to the other party hereto as of the date hereof), and (b) hereby agrees to indemnify and to hold the other party harmless of and from any liability for commissions or compensation in the nature of an agent's, finder's or broker's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.

         8.7 Expenses. Each party shall bear its own expenses and legal fees (and expenses and disbursements of its legal counsel) incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         8.8 Construction of Certain Terms. The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. For purposes of this Agreement, the terms "Company's Knowledge," "Knowledge of the Company" and "Knowledge" as applied to the Company means, as to a particular matter, the actual knowledge of the Company's executive officers and in-house corporate counsel. Wherever words "including", "include" or "includes" are used in this Agreement, they shall be deemed followed by the words "without limitation". References to any gender shall be deemed to mean any gender.

         8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         8.10 Legends. In addition to any legends required by the Securities Act or any applicable state securities laws, the Company shall place the following legend on the front or back of each certificate evidencing ownership of shares of Series E Preferred Stock:

                  The Corporation will furnish without charge to each shareholder who so requests a statement of the designations, relative rights, preferences and limitations applicable to each class, and series within a class, of capital stock of the Corporation and the variations in rights, preferences and limitations applicable to each series (and the authority of the Corporation's board of directors to determine variations for future series).

         The Company shall place legends on each certificate evidencing ownership of shares of Common Stock identical to those initially placed on the certificates for Series E Preferred Stock relating to the Securities Act and all applicable state securities laws.

         8.11     Enforcement.

                  8.11.1 Remedies at Law or in Equity. If the Company shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the applicable Closing Date or as of the date it was made, furnished or delivered, each Investor may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement, injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such party or to take any one of more of such actions.

                  8.11.2 Remedies Cumulative; Waiver. No remedy referred to herein or in any exhibit hereto is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to a party at law or in equity. No express or implied waiver by any party of any default shall be a waiver of any future or subsequent default. The failure or delay of any party in exercising any rights granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by such party shall not exhaust the same or constitute a waiver of any other right provided herein.

         8.12 Timely Performance. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

         8.13 No Joint Venture. Nothing in this Agreement shall be deemed to constitute the Company and any Investor as partners, agents or joint venturers.

         8.14 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         8.15 Further Assurances. The Company shall use its best efforts to obtain and assist each Investor in obtaining promptly all necessary waivers, consents and approvals from any governmental authority or any other person (including the approval of the stockholders of the Company, if necessary) for any exercise by such Investor of its rights under this Agreement, the Registration Rights Agreements, the Purchased Shares, or the Conversion Shares and to take such other actions as may reasonably be requested by such Investor to effect the purpose of this Agreement or the Registration Rights Agreements. The period of time provided for any closing of the transactions pursuant to such rights may, at the option of each Investor, be extended as necessary in order to obtain any such waivers, consents and approvals.

SIGNATURE PAGE TO THE INVESTMENT AGREEMENT
DATED MAY 12, 1999 AMONG WEBMD, INC.,
MICROSOFT CORPORATION AND THE PURCHASERS NAMED THEREIN



                                    THE COMPANY:



                                    WEBMD, INC.

                                    BY: /s/ Jeff Arnold
                                        -----------------------------------
                                        ITS: Chief Executive Officer
                                            -------------------------------


                                    MICROSOFT:

                                    MICROSOFT CORPORATION


                                    BY: /s/ Greg B. Maffie
                                        ------------------------------------
                                        ITS: Senior Vice President - Finance
                                            --------------------------------
                                             and Administration Chief
                                             Financial Officer

SIGNATURE PAGE TO THE INVESTMENT AGREEMENT
DATED MAY 12, 1999 AMONG WEBMD, INC.,
MICROSOFT CORPORATION AND THE PURCHASERS NAMED THEREIN



                                    PURCHASERS:


                                    INTEL CORPORATION



                                    BY: /s/ Arnold Sodhani
                                        -------------------------------------
                                       ITS: Vice President and Treasurer
                                           ----------------------------------


                                    COVAD COMMUNICATIONS GROUP INC.


                                    BY: /s/ Robert Davenport
                                        -------------------------------------
                                       ITS: EVP Business Development
                                           ----------------------------------


                                    EXCITE, INC.


                                    BY: /s/ Mark C. Stevens
                                        -------------------------------------
                                       ITS: Executive Vice President
                                           ----------------------------------
                                            Business Affairs


                                    SOFTBANK AMERICA INC.


                                    BY: /s/ Stephen J. Murray
                                        -------------------------------------
                                       ITS: Treasurer, SOFTBANK America, Inc.
                                           ----------------------------------


                                    SUPERIOR CONSULTANT
                                          HOLDINGS CORPORATION


                                    BY: /s/ Susan M. Syner
                                        -------------------------------------
                                       ITS: Vice President & CAO Corporate
                                           ----------------------------------
                                            Secretary

SIGNATURE PAGE TO THE INVESTMENT AGREEMENT
DATED MAY 12, 1999 AMONG WEBMD, INC.,
MICROSOFT CORPORATION AND THE PURCHASERS NAMED THEREIN



                                    DELL USA, L.P.

                                    BY:   DELL GEN. P. CORP.
                                    ITS:  GENERAL PARTNER


                                    BY: /s/
                                        -----------------------------------
                                       ITS:
                                           --------------------------------


                                    THE READER'S DIGEST ASSOCIATION, INC.


                                    BY: /s/
                                        -----------------------------------
                                       ITS:
                                           --------------------------------

                                   SCHEDULE I

                               LIST OF PURCHASERS


   PURCHASER                        ADDRESSES                          NUMBER OF SHARES

Intel Corporation             2200 Mission College Boulevard                26,768
                              Santa Clara, CA 95052

Covad Communications          2330 Central Expressway                       27,691
Group Inc.                    Santa Clara, CA 95050

Excite Inc.                   555 Broadway                                  46,151
                              Redwood City, CA 94063

SOFTBANK America Inc.         10 Langley Road                               92,302
                              Suite 403
                              Newton Center, MA 02459

Superior Consultant           4000 Town Center                              18,460
Holdings Corporation          Suite 1100
                              Southfield, MI 48075

The Reader's Digest           Reader's Digest Road                          23,999
Association, Inc.             Pleasantville, New York 10570-7000

Dell USA, L.P.                One Dell Way                                  36,921
                              Round Rock, Texas 78682

[TO COME]                                                                    4,614
                                                                           -------


                                                       Total               276,906
                                                                           =======

                  ARTICLES OF AMENDMENT TO AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION OF WEBMD, INC.


         In accordance with Section 14-2-1006 of the Georgia Business Corporation Code (the "Code"), WebMD, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

         1.       The name of the Corporation is WebMD, Inc.

         2. The following resolution setting forth an amendment to the Corporation's Articles of Incorporation has been duly adopted by the Board of Directors:

                           RESOLVED, THAT ARTICLE II.B OF THE AMENDED AND
                  RESTATED ARTICLES OF INCORPORATION IS HEREBY AMENDED BY ADDING THE FOLLOWING PROVISIONS TO THE END THEREOF: "THE CORPORATION IS AUTHORIZED TO ISSUE 185,000 SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE PER SHARE (THE "SERIES E PREFERRED STOCK") AND 1,180,000 SHARES OF SERIES F CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE PER SHARE (THE "SERIES F PREFERRED STOCK"). THE SERIES E PREFERRED STOCK AND THE SERIES F PREFERRED STOCK SHALL HAVE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS SET FORTH ON EXHIBIT G TO THIS RESOLUTION."

         3. The "Exhibit G" referenced in the foregoing resolution is included in these Articles of Amendment and is the same "Exhibit A" as is attached hereto.

         4. The foregoing resolution containing the amendment was duly adopted on April 9, 1999, by the Corporation's Board of Directors in accordance with the provisions of Section 14-2-1002 of the Code.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be signed by the undersigned duly authorized officer, this 12th day of April, 1999.


                                             WEBMD, INC.


                                             By: /s/ W. Michael Heekin
                                                --------------------------------

                                             Name (print): W. Michael Heekin
                                                          ----------------------

                                             Title: Executive Vice President
                                                   -----------------------------

                                    EXHIBIT A


                          DESIGNATIONS OF PREFERENCES,
                       LIMITATIONS, AND RELATIVE RIGHTS OF
                     SERIES E PREFERRED STOCK OF WEBMD, INC.


         For the purposes of these Designations, the following terms shall have the meanings specified:

         "Any Common Stock" shall mean the Corporation's common stock, with or without series designation.

         "Articles of Incorporation" shall mean the Amended and Restated Articles of Incorporation of the Corporation, as amended from time to time.

         "Board of Directors" shall mean the board of directors of the Corporation.

         "Bylaws" shall mean the bylaws of the Corporation, as amended.

         "Common Equity" shall mean Any Common Stock and any other securities entitled generally to participate in the earnings or assets of the Corporation.

         "Common Stock" shall mean the voting common stock, without designation as to series and without par value per share, of the Corporation.

         "Common Stock Deemed Outstanding" shall mean the total number of outstanding shares of Any Common Stock plus the total number of shares of Any Common Stock of the Corporation into which all Common Stock Equivalents are exercisable or convertible, in each case other than shares held in the treasury of the Corporation.

         "Common Stock Equivalents" shall mean any securities or rights convertible or exercisable into or otherwise entitling the holder thereof, directly or indirectly, to receive additional shares of Any Common Stock.

         "Conversion Price" shall have the meaning provided in Subsection (d)(1) hereof.

         "Conversion Shares" shall mean the shares of Common Stock into which each share of Series E Preferred Stock is convertible pursuant to Section (d) of these Designations.

         "Corporation" shall mean WebMD, Inc., a Georgia corporation.

         "Designations" shall mean the terms, preferences, limitations and relative rights of the Series E Preferred Stock established hereby and set forth hereinafter.

         "Initial Public Offering" shall have the meaning provided in the Articles of Incorporation.

         "Invested Amount" per share of Series E Preferred Stock shall mean $541.70 per share (as adjusted pursuant to Section (d)(5) hereof after the Original Issue Date).

         "Liquidation" shall have the meaning provided in Section (b) hereof.

         "Series E Preferred Stock" shall mean the 185,000 shares of Series E Preferred Stock, without par value per share, hereby designated.

         "Original Issue Date" shall mean, with respect to each share of Series E Preferred Stock, the date on which such share of Series E Preferred Stock is first issued by the Corporation.

         "Securities Act" shall mean the federal Securities Act of 1933, as amended.

         The Designations granted to and imposed upon the Series E Preferred Stock are as follows:

         (a) Dividend Rights. The holders of Series E Preferred Stock shall not be entitled to receive dividends; provided, however, that no dividend shall be paid on or declared and set apart for any share of Common Equity, other than the Series A Preferred Stock, for any period unless at the same time an equal dividend for the same dividend period shall be paid on or declared and set apart for each share of Series E Preferred Stock based on the number of Conversion Shares into which each share is then convertible. No dividends shall be paid with respect to the Series E Preferred Stock unless and until dividends have been declared and paid on the Corporation's Series A Preferred Stock in accordance with the Series A Preferred Stock Designations of Preferences, Limitations and Relative Rights. Dividends on shares of capital stock of the Corporation shall be payable only out of funds legally available therefor.

         (b) Liquidation Rights. In the event of the liquidation, dissolution or winding up for any reason, including, without limitation, bankruptcy, of the Corporation or any of the Corporation's subsidiaries, the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole or such events specified in the next sentence (each such event referred to as a "Liquidation"), the holders of the outstanding shares of Series E Preferred Stock shall, at their election, be entitled to receive in exchange for and in redemption of each share of their Series E Preferred Stock, and on a parity with the holders of any capital stock ranking pari passu to (including the Series B, C and D Preferred Stock), and prior to any capital stock ranking junior to, the Series E Preferred Stock by reason of their ownership thereof, from any funds or assets legally available for distribution to shareholders that portion of such funds, proceeds or assets in an amount equal to a fraction,

                  (1) the numerator of which is the number of Conversion Shares to which the holder of such share of Series E Preferred Stock would be entitled by virtue of converting such share; and

                  (2) the denominator of which is the Common Stock Deemed Outstanding immediately prior to such Liquidation;

provided, however, that, notwithstanding the foregoing, the amount payable to such holder of a share of Series E Preferred Stock in the event of a Liquidation of the Corporation, as provided above, shall not be less than, and shall be increased if necessary (with sums payable to holders of shares of any other capital stock to be reduced ratably per share as necessary) to equal, the Invested Amount plus declared but unpaid dividends payable with respect to such Series E Preferred Stock; provided further, however, that no amount shall be paid with respect to the Series B, C, D or E Preferred Stock until the holders of the Corporation's Series A Preferred Stock have been paid in full all amounts owed upon a Liquidation to the holders of Series A Preferred Stock in accordance with the Series A Preferred Stock Designation of Preferences, Limitations and Relative Rights. A Liquidation shall also be deemed to have occurred upon (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity, or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Corporation unless the Corporation's shareholders immediately prior to such transaction will, as a result of such sale, conveyance or disposition hold (by virtue of securities issued as consideration for such sale, conveyance or disposition) at least 50% of the voting power of the purchasing entity, or (iii) the effectuation by the Corporation or its stockholders of a transaction or series of related transactions that results in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the Corporation.

         To the extent necessary, the Corporation shall cause such actions to be taken by any of its subsidiaries so as to enable the proceeds of a Liquidation to be distributed to the holders of shares of Series E Preferred Stock in accordance with this Section (b). All the preferential amounts to be paid to the holders of Series E Preferred Stock under this Section (b) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of shares of Any Common Stock or any class or series of stock of the Corporation ranking junior to Series E Preferred Stock in connection with a Liquidation as to which this Section (b) applies. If the assets or surplus funds to be distributed to the holders of Series E Preferred Stock are insufficient to permit the payment to such holders of the full amounts payable to such holders, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of Series E Preferred Stock in proportion to the full amount each such holder is otherwise entitled to receive.

         (c) Voting Rights. Except as provided by the Georgia Business Corporation Code or as otherwise expressly provided herein, the Series E Preferred Stock shall be non-voting; provided, however, that, with respect to special class voting arrangements, each holder of a share of Series E Preferred Stock shall be entitled to the number of votes equal to the number of Conversion Shares into which such share of Series E Preferred Stock would be convertible under the circumstances described in Section (d) hereof on the record date for the vote or consent of shareholders.

         (d) Conversion. The holders of Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (1)      Conversion Rate.

                           (A) For purposes of this Section (d), the shares of Series E Preferred Stock shall be convertible, at the times and under the conditions described in this Section (d) hereafter, at the rate (the "Conversion Rate") of one share of Series E Preferred Stock to the number of shares of Common Stock that equals the quotient obtained by dividing the Invested Amount by the Conversion Price (defined hereinafter). Thus, the number of shares of Common Stock to which a holder of Series E Preferred Stock shall be entitled upon any conversion provided for in this Section (d) shall be the product obtained by multiplying the Conversion Rate by the number of shares of Series E Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of Series E Preferred Stock to be converted in accordance with the procedures described in Subsection (d)(4) below. The "Conversion Price" shall be equal to $54.17, except as otherwise adjusted as provided hereafter in this Section
                  (d). The initial Conversion Rate shall be one share of Series E Preferred Stock for 10 shares of Common Stock.

                           (B) No fractional shares of Common Stock shall be issued upon conversion of Series E Preferred Stock, and to the extent that the aggregate of all shares of Series E Preferred Stock surrendered at any one time by a single holder thereof would result in the issuance of a fractional share of Common Stock, such fractional share shall be redeemed in cash at the then effective Conversion Price per share, payable as promptly as possible when funds are legally available therefor.

                  (2) Optional. Subject to Subsection (d)(3) below, each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the Effective Date (as defined in Subsection (d)(9) below) in whole or in part, at the office of the Corporation or any transfer agent for the Series E Preferred Stock, into Common Stock at the then effective Conversion Rate.

                  (3)      Automatic.

                           (A) Should the holders of at least a majority of the then outstanding shares of Series E Preferred Stock so elect at any time after the Effective Date by delivery of written notice or notices to the Corporation, each and every outstanding share of Series E Preferred Stock held by all holders of Series E Preferred Stock (whether or not so electing) shall automatically be converted into Common Stock at the then effective Conversion Rate. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of the last written notice described above necessary to effect such request by a majority of holders. Such conversion shall be automatic, without need for any further action by the holders of shares of Series E Preferred Stock and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series E Preferred Stock so converted are surrendered, or a notice that such certificates have been lost, stolen or destroyed shall have been given, to the Corporation in accordance with the procedures described in Subsection (d)(4) below. Upon the conversion of Series E Preferred Stock pursuant to this Subsection (d)(3)(A), the Corporation shall promptly send written notice thereof, by registered or certified mail, return receipt requested and postage prepaid, by hand delivery or by overnight delivery, to each holder of record of Series E Preferred Stock at his, her or its address then shown on the records of the Corporation, which notice shall state that certificates evidencing shares of Series E Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in Subsection (d)(4) below.

                           (B) The Corporation shall notify each holder of Series E Preferred Stock at least ninety (90) days prior to the anticipated effective date of a registration statement filed by the Corporation under the Securities Act covering an Initial Public Offering; provided that, in the event the Corporation contemplates that such registration statement will become effective at any time during the ninety (90)-day period following the Original Issue Date, the Corporation shall provide such notice to each holder of Series E Preferred Stock at least ten (10) days prior to such effective date. Upon the closing of, but effective immediately prior to, the first sale in an Initial Public Offering, each and every share of outstanding Series E Preferred Stock held by all holders of Series E Preferred Stock shall automatically be converted into Common Stock at the then effective Conversion Rate. Such conversion shall be automatic, without need for any further action by the holders of shares of Series E Preferred Stock and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series E Preferred Stock so converted are surrendered to the Corporation or the holder of record of such shares notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement to indemnify the Corporation from any loss incurred by it in connection with such certificates, in each case in accordance with the procedures described in Subsection (d)(4) below. Upon the conversion of Series E Preferred Stock pursuant to this Subsection (d)(3)(B), the Corporation shall promptly send written notice thereof, by registered or certified mail, return receipt requested and postage prepaid, by hand delivery or by overnight delivery, to each holder of record of Series E Preferred Stock at his, her or its address then shown on the records of the Corporation, which notice shall state that certificates evidencing shares of Series E Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in Subsection (d)(4) below.

                  (4) Mechanics of Conversion. Before any holder of Series E Preferred Stock shall be entitled to receive certificates representing the shares of Common Stock into which shares of Series E Preferred Stock are converted in accordance with Subsections (d)(2) or
         (d)(3) above, such holder shall surrender the certificate or certificates for such shares of Series E Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series E Preferred Stock, and shall give written notice to the Corporation at such office of the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, if different from the name shown on the books and records of the Corporation (the "Conversion Notice"); provided, that in lieu of delivery of the certificates representing shares of Series E Preferred Stock, a holder may notify the Corporation that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Conversion Notice shall also contain such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws. The Corporation shall, as soon as practicable thereafter and in no event later than thirty (30) days after the delivery of said certificates, issue and deliver at such office to such holder of Series E Preferred Stock, or to the nominee or nominees of such holder as provided in the Conversion Notice, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Subsections (d)(2) or (d)(3) above shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of conversion specified in such section. All certificates issued upon the exercise or occurrence of the conversion shall contain a legend governing restrictions upon such shares imposed by law or agreement of the holder or his, her or its predecessors.

                  (5) Adjustment for Subdivisions or Combinations of Common Stock. In the event the Corporation at any time, or from time to time, after the Original Issue Date effects a subdivision or combination of Any Common Stock then outstanding into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of the outstanding Series E Preferred Stock, then and in each such event the Conversion Price shall be decreased or increased proportionately.

                  (6) Adjustments for Dividends, Distributions and Other Common Stock Equivalents. In the event that the Corporation at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date to determine the holders of Any Common Stock or other Common Equity entitled to receive, a dividend or other distribution payable in additional shares of Any Common Stock or Common Stock Equivalents without payment of any consideration by such holder of such Common Stock Equivalents or the additional shares of Any Common Stock, and without a proportionate and corresponding dividend or other distribution to holders of Series E Preferred Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of the type of Any Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed, for purposes of this Subsection (d)(6), to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Price shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price by a fraction,

                           (A) the numerator of which shall be the Common Stock Deemed Outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                           (B) the denominator of which shall be the total number of shares of Common Stock Deemed Outstanding (not including any shares described in clause (ii) immediately below) immediately prior to the time of such issuance or the close of business on such record date, plus (ii) the number of shares of Any Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents;

provided, however, that (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Subsection (d)(6) as of the time of actual payment of such dividend or distribution; or (ii) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Any Common Stock issuable upon conversion or exercise thereof (or upon the occurrence of a record date with respect thereto), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding; or (iii) upon the expiration of any rights of conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if the only additional shares of Any Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents; or (iv) in the event of issuance of Common Stock Equivalents that expire by their terms not more than sixty (60) days after the date of issuance thereof, no adjustments of the Conversion Price shall be made until the expiration or exercise of all such Common Stock Equivalents, whereupon the adjustment otherwise required by this Subsection (d)(6) shall be made in the manner provided herein.

                  (7) Adjustment of Conversion Rate for Diluting Issues. Except as otherwise provided in this Subsection (d)(7), in the event, and each time as, the Corporation sells or issues shares of Any Common Stock or Common Stock Equivalents following the Original Issue Date, at a per share consideration (as defined below) less than the Conversion Price then in effect, then the Conversion Price shall be adjusted as provided in this Subsection (d)(7). For purposes of the foregoing, the per share consideration with respect to the sale or issuance of a share of Any Common Stock shall be the price per share received by the Corporation, prior to the payment of any expenses, commissions, discounts and other applicable costs. With respect to the sale or issuance of Common Stock Equivalents that are convertible or exercisable into or exchangeable for Any Common Stock without further consideration, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Any Common Stock issuable, directly or indirectly with respect to such Common Stock Equivalents into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents. With respect to the issuance of all other Common Stock Equivalents, the per share consideration shall be determined by dividing the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Any Common Stock issuable with respect to such Common Stock Equivalents into the aggregate consideration received by the Corporation upon the sale or issuance of such Common Stock Equivalents plus the total consideration receivable by the Corporation upon conversion or exercise of such Common Stock Equivalents. The issuance of shares of Any Common Stock or Common Stock Equivalents for no consideration shall be deemed to be an issuance of shares of Any Common Stock at a per share consideration of $.01. In connection with the sale or issuance of Common Stock and/or Common Stock Equivalents for non-cash consideration, the amount of consideration shall be determined by the Board of Directors in good faith.

                  As used herein, "Additional Shares of Common Stock" shall mean, with respect to such adjustments to be made to the Conversion Price, either shares of Any Common Stock issued subsequent to the Original Issue Date, or, with respect to the issuance of Common Stock Equivalents, the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) of Any Common Stock issuable in exchange for, upon conversion of, or upon exercise of such Common Stock Equivalents.

                           (A) Upon the issuance or sale by the Corporation of Additional Shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO Registration Statement"), either at a price per share to the public (the "IPO Price") less than 111% of the Conversion Price then in effect or where the midpoint of the price range set forth on the cover page of the prospectus forming a part of the IPO Registration Statement when such prospectus is first filed with the Securities and Exchange Commission (the "Filing Midpoint") is less than the Conversion Price then in effect, the Conversion Price shall be reduced to the lower of (i) 90% of the Conversion Price then in effect or (ii) the Conversion Price then in effect less 50% of the difference between the Conversion Price then in effect and the lesser of (A) 90% of the IPO Price or (B) the Filing Midpoint.

                           (B)      Upon each issuance or sale by the
                  Corporation of Any Common Stock for a per share consideration less than the Conversion Price as in effect on the date of such issuance, the Conversion Price as in effect on such date shall be adjusted by multiplying it by a fraction:

                                    (i)      the numerator of which shall be the
                           total number of shares of Common Stock Deemed Outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of shares of Any Common Stock that the aggregate net consideration received by the Corporation for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Conversion Price then in effect; and

                                    (ii)     the denominator of which shall be
                           the total number of shares of Common Stock Deemed Outstanding immediately prior to the issuance or sale of such Additional Shares of Common plus the number of shares of Any Common Stock so issued.

                           (C)      Upon each issuance or sale by the
                  Corporation of Common Stock Equivalents that are exchangeable without further consideration into Common Stock, for a per share consideration less than the Conversion Price as in effect on the date of such issuance, the Conversion Price shall be adjusted as provided in paragraph (B) of this Subsection (d)(7) on the basis that the Additional Shares of Common Stock are to be treated as having been issued on the date of issuance or sale of the Common Stock Equivalents, and the aggregate consideration received by the Corporation for such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

                           (D)      Upon each issuance or sale by the
                  Corporation of Common Stock Equivalents other than those described in paragraph (C) of this Subsection (d)(7) for a per share consideration less than the Conversion Price as in effect on the date of such issuance, the Conversion Price shall be adjusted as provided in paragraph (B) of this Subsection (d)(7) on the basis that the Additional Shares of Common Stock are to be treated as having been issued on the date of issuance or sale of such Common Stock Equivalents, and the aggregate consideration received and receivable by the Corporation upon the sale and issuance and on conversion or exercise of such Common Stock Equivalents shall be deemed to have been received for such Additional Shares of Common Stock.

                           (E) Once any Additional Shares of Common Stock have been treated as having been issued or sold for the purpose of this Subsection (d)(7), they shall be treated as issued and outstanding shares of Any Common Stock whenever any subsequent calculations must be made pursuant hereto; provided that on the expiration of any options, warrants or rights to purchase Additional Shares of Common Stock, the termination of any rights to convert or exchange for Additional Shares of Common Stock, or the expiration of any options or rights related to such convertible or exchangeable securities on account of which an adjustment in the Conversion Price has been made previously pursuant to this Subsection (d)(7), such Conversion Price shall forthwith be readjusted to the Conversion Price as would have obtained had the adjustment made upon the issuance of such options, warrants, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Any Common Stock actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                           (F)      Upon each issuance or sale by the
                  Corporation of Additional Shares of Common Stock in connection with any merger, consolidation or other reorganization in which the Corporation is the surviving corporation which results in an adjustment pursuant to this Subsection (d)(7), the amount of consideration received therefrom shall be deemed to be the fair market value, as determined in good faith by the Board of Directors, of such portion of the assets and business of the non-surviving person or persons as the Board of Directors determines in good faith to be attributable to such Additional Shares of Common Stock and evidence of such determination shall be filed with the minutes of the Corporation.

                           (G) The foregoing notwithstanding, no adjustment of the Conversion Price shall be made pursuant to this Subsection (d)(7) as a result of the issuance of:

                                    (i)      any shares of Common Stock upon the
                           conversion of shares of Series E Preferred Stock;

                                    (ii)     except as specifically contemplated
                           by Subsection (d)(7)(A), securities of the Corporation offered to the public pursuant to an effective registration statement under the Securities Act;

                                    (iii)    the Corporation's securities
                           pursuant to the acquisition by the Corporation of any product, technology, know-how or another corporation by merger, purchase of all or substantially all the securities or assets, or any other reorganization whereby the Corporation owns over fifty percent (50%) of the voting power of such corporation;

                                    (iv)     any shares of Common Stock or
                           Common Stock Equivalents pursuant to which the Conversion Price is adjusted under Subsection (5),
                           (6), (8) or (9) of this Section (d) (including, without limitation, any shares of Common Stock or Common Stock Equivalents pursuant to which a proportionate and corresponding dividend is made to the holders of the Series E Preferred Stock as contemplated by Subsections (d)(6) or (8));

                                    (v)      any shares of Any Common Stock
                           issued at any time following the Original Issue Date pursuant to options, warrants or rights granted either before or after the Original Issue Date to purchase shares of such series of Any Common Stock, less the number of any such options, warrants or rights that are repurchased by the Corporation, are canceled or expire, in each case in favor of employees, directors, officers or consultants of the Corporation or any subsidiary thereof pursuant to a stock option plan or agreement approved by the Board of Directors; provided, however, that such stock options thereunder, if granted after the Original Issue Date, are granted at a conversion or exercise price that the Board of Directors determines in good faith is not less than the fair market value of the securities into which they are exercisable as of the date of grant; or

                                    (vi)     any shares of Any Common Stock
                           issued pursuant to the exchange, conversion or exercise of any Common Stock Equivalents that have previously been incorporated into computations hereunder on the date when such Common Stock Equivalents were issued.

                  (8) In-Kind Distributions. In the event the Corporation shall declare a distribution payable generally to holders of its outstanding shares of Common Equity in any securities of other persons, evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends) then, in each such case for the purpose of this subsection (d)(8) the holders of the Series E Preferred Stock shall be entitled to a proportionate of any such distribution as though they were the holders of the Conversion Shares as of the record date fixed for determination of the holders of Common Equity entitled to such distribution.

                  (9) Adjustment of Conversion Shares--Delay Shares. In the event the Corporation has not issued or sold any Additional Shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, on or prior to the Effective Date, the Conversion Price then in effect shall be adjusted to 71.72% of the Conversion Price then in effect. As used herein, the "Effective Date" shall mean January 15, 2000 plus the number of days during the period from and including (i) the date that Corporation receives notice from the Securities and Exchange Commission that the Corporation should discontinue the disposition of the Common Stock contemplated by the Registration Statement of the Corporation on Form S-1 (No. 333-71359), as amended, as a result of the issuance of the Series E Preferred Stock or the Series F Preferred Stock or the transactions contemplated by the Master Agreement dated as of April 10, 1999 (the "Master Agreement") between the Corporation and Microsoft Corporation to and including (ii) the date the Corporation can resume such disposition pursuant to such registration statement or another registration statement covering the sale of any Additional Common Stock to the public. Any adjustment in the Conversion Rate pursuant to this subsection (d)(9) shall not result in an adjustment to the Conversion Rate pursuant to subsection (d)(7) hereof or subsection (d)(7) of the Designations of Preferences, Limitations and Relative Rights of Series F Preferred Stock of WebMD, Inc., but the Conversion Rate as adjusted pursuant to this subsection (d)(9) shall become the Conversion Rate for purposes of any further adjustments under subsection (d)(7) hereof.

                  (10) De Minimis Adjustments. No adjustment to the Conversion Price shall be made if such adjustment would result in a change in the Conversion Price of less than $.01. Any adjustment of less than $.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of $.01 or more in the Conversion Price.

                  (11) No Impairment. Except as provided in Section (e) hereof, the Corporation shall not, by amendment of the Articles of Incorporation or the Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in the carrying out of all the provisions of this Section (d) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.

                  (12) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section (d), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price and the Conversion Rate at that time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at that time would be received upon the conversion of Series E Preferred Stock.

                  (13) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any series or class of securities other than Series E Preferred Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series E Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

                  (14) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series E Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the conversion of all then outstanding shares of the Series E Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (e) Protective Provisions. In addition to any other rights provided by law, so long as any shares of Series E Preferred Stock are then outstanding, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote or written consent of the holders of a majority of the total number of shares of Series E Preferred Stock outstanding, voting together as a single class, the Corporation shall not, and shall cause its subsidiaries not to:

                  (1) amend or repeal any provision of, or add any provision to, the Articles of Incorporation or the Bylaws, or file any certificate of designations, preferences, limitations and relative rights of any series or class of preferred stock, if such action would alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of holders of Series E Preferred Stock;

                  (2) create or authorize the creation of any additional series or class of shares of stock, or increase the authorized amount of any series or class of capital stock, unless the same ranks junior or pari passu to the Series E Preferred Stock as to dividends and the distribution of assets upon a Liquidation of the Corporation; regardless of whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation, or by merger, consolidation or otherwise;

                  (3) increase or decrease the authorized number of shares of the Series E Preferred Stock;

                  (4) take any action that would alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of holders of Series E Preferred Stock in one or more of the ways set forth in Section 14-2-1004(a) of the Code;

                  (5) purchase, redeem or otherwise acquire for value any shares of any class of its capital stock or cause or permit any employee stock ownership plan, including any Employee Stock Ownership Plan as defined in ss. 4975(e)(7) of the Internal Revenue Code of 1986, as amended, to purchase shares of any class of its capital stock, except pursuant to a stock option or employee stock ownership plans or restricted stock agreements, or in exercise of any right of first refusal of the Corporation upon a proposed transfer that is, in each case, in existence on the Original Issue Date; provided, however that such restriction shall not apply in the event that either (i) the holders of Series E Preferred Stock are permitted to participate in such purchase, redemption or acquisition, each such holder being entitled to sell some or all of his, her or its pro rata portion of such capital stock based on the number of Conversion Shares held by such holder in proportion to the sum of the number of Conversion Shares and the number of shares of Any Common Stock then issued or issuable on a fully diluted basis, or (ii) such purchase, redemption or acquisition has received the prior affirmative vote or written consent of the holders of a majority of the total number of shares of Series E Preferred Stock outstanding, voting together as a single class;

                  (6) enter into any transaction or series of related transactions which result in (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 60% of the voting power of the surviving or continuing entity, or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Corporation unless the Corporation's shareholders immediately prior to such transaction will, as a result of such sale, conveyance or disposition hold (by virtue of securities issued as consideration for such sale, conveyance or disposition) at least 60% of the voting power of the purchasing entity, or (iii) the effectuation by the Corporation or its stockholders of a transaction or series of related transactions that results in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 60% of the voting power of the Corporation;

                  (7) create and issue any new class or series or issue additional shares (other than to shareholders of the Corporation (immediately prior to such issuance)) of any class or series of capital stock ranking pari passu to or junior to the Series E Preferred Stock or Any Common Stock in an amount which would result in the holders thereof

         (other than to shareholders of the Corporation immediately prior to such issuance) having in the aggregate a greater number of shares on a Common Stock Deemed Outstanding basis than the total Common Stock Deemed Outstanding and held by Microsoft Corporation and its Authorized Transferees, as defined in the Master Agreement.

                  (8)      amend the provisions of this Section (e);

         provided, however, that the Corporation may amend the Corporation's Series A Preferred Stock to provide for a Liquidation as defined herein.

         (f) Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series E Preferred Stock shall be deemed given on the third (3rd) business day following (and not including) the date on which such notice is deposited in the United States Mail, first-class, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Corporation. Notice by any other means shall not be deemed effective until actually received.

                          DESIGNATIONS OF PREFERENCES,
                       LIMITATIONS, AND RELATIVE RIGHTS OF
                     SERIES F PREFERRED STOCK OF WEBMD, INC.

         The designations of preferences, limitations, and relative rights granted to and imposed upon the Series F Preferred Stock are identical to the designations of preferences, limitations, and relative rights of Series E Preferred Stock of WebMD, Inc., (the "Series E Designations"), except with respect to certain definitions, Dividend Rights, Liquidation Rights and Adjustment of Conversion Rate-Delay Shares. Whenever the Series E Designations refers to "Series E Preferred Stock," this Designation shall refer to the "Series F Preferred Stock," and the Series E Preferred Stock shall mean, for purposes of this Designation, the 1,180,000 shares of Series F Preferred Stock, without par value per share hereby designated. The Dividend Rights, Liquidation Rights and Adjustment of Conversion Rate-Delay Shares for the Series F Preferred Stock are as follows:

         (a) Dividend Rights. The holders of Series F Preferred Stock shall not be entitled to receive dividends; provided, however, that no dividend shall be paid on or declared and set apart for any share of Any Common Stock for any period unless at the same time an equal dividend for the same dividend period shall be paid on or declared and set apart for each share of Series E Preferred Stock based on the number of Conversion Shares into which each share is then convertible. Dividends on shares of capital stock of the Corporation shall be payable only out of funds legally available therefor.

         (b) Liquidation Rights. In the event of the liquidation, dissolution or winding up for any reason, including, without limitation, bankruptcy, of the Corporation or any of the Corporation's subsidiaries, the assets of which constitute all or substantially all the assets of the business of the Corporation and its subsidiaries taken as a whole or such events specified in the next sentence (each such event referred to as a "Liquidation"), the holders of the outstanding shares of Series F Preferred Stock shall be entitled to receive in exchange for and in redemption of each share of their Series F Preferred Stock from any funds or assets legally available for distribution to shareholders that portion of such funds, proceeds or assets in an amount equal to a fraction,

                  (1) the numerator of which is the number of Conversion Shares to which the holder of such share of Series F Preferred Stock would be entitled by virtue of converting such share; and

                  (2) the denominator of which is the Common Stock Deemed Outstanding immediately prior to such Liquidation;

provided, however, that no amount shall be paid with respect to the Series F Preferred Stock until the holders of the Corporation's Series A, B, C, D and E Preferred Stock have been paid in full all amounts owed upon a Liquidation to the holders of Series A, B, C, D and E Preferred Stock in accordance with their respective Designations of Preferences, Limitations and Relative Rights. A Liquidation shall also be deemed to have occurred upon (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity, or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Corporation unless the Corporation's shareholders immediately prior to such transaction will, as a result of such sale, conveyance or disposition hold (by virtue of securities issued as consideration for such sale, conveyance or disposition) at least 50% of the voting power of the purchasing entity, or (iii) the effectuation by the Corporation or its stockholders of a transaction or series of related transactions that results in the Corporation's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the Corporation.

         (d)(9) Adjustment of Conversion Rate-Delay Shares. In the event the Corporation has not issued or sold any Additional Shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, on or prior to the Effective Date, the Conversion Price then in effect shall be adjusted to 86% of the Conversion Price then in effect. As used herein, the "Effective Date" shall mean January 15, 2000 plus the number of days during the period from and including (i) the date that Corporation receives notice from the Securities and Exchange Commission that the Corporation should discontinue the disposition of the Common Stock contemplated by the Registration Statement of the Corporation on Form S-1 (No. 333-71359), as amended, as a result of the issuance of the Series E Preferred Stock or the Series F Preferred Stock or the transactions contemplated by the Master Agreement dated as of April 10, 1999 (the "Master Agreement") between the Corporation and Microsoft Corporation to and including (ii) the date the Corporation can resume such disposition pursuant to such registration statement or another registration statement covering the sale of any Additional Common Stock to the public. Any adjustment in the Conversion Rate pursuant to this subsection (d)(9) hereof shall not result in an adjustment to the Conversion Rate pursuant to subsection (d)(7) hereof or subsection (d)(7) of the Series E Designations, but the Conversion Rate as adjusted pursuant to this subsection
(d)(9) shall become the Conversion Rate for purposes of any further adjustments under subsection (d)(7) hereof.

                  ARTICLES OF AMENDMENT TO AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION OF WEBMD, INC.




         In accordance with Section 14-2-1006 of the Georgia Business Corporation Code (the "Code"), WebMD, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

         1.       The name of the Corporation is WebMD, Inc.

         2. The following resolutions setting forth amendments to the Corporation's Articles of Incorporation have been duly adopted by the Board of Directors:

                           RESOLVED, THAT ARTICLE II.B OF THE AMENDED AND
                  RESTATED ARTICLES OF INCORPORATION IS HEREBY AMENDED BY DELETING THE SENTENCE WHICH READS "THE CORPORATION IS AUTHORIZED TO ISSUE 185,000 SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE PER SHARE (THE "SERIES E PREFERRED STOCK") AND 1,180,000 SHARES OF SERIES F CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE PER SHARE (THE "SERIES F PREFERRED STOCK")" AND INSERTING THE FOLLOWING SENTENCE IN LIEU THEREOF:

                                    "THE CORPORATION IS AUTHORIZED TO ISSUE
                           792,000 SHARES OF SERIES E CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE PER SHARE (THE "SERIES E PREFERRED STOCK") AND 1,180,000 SHARES OF SERIES F CONVERTIBLE PREFERRED STOCK, WITHOUT PAR VALUE PER SHARE (THE "SERIES F PREFERRED STOCK")."

                            RESOLVED, that the definition of "Series E Preferred
                                Stock" set forth in the Designations of
                                Preferences, Limitations, and Relative Rights of Series E Preferred Stock Of WebMD, Inc. contained in Article II.B of the Amended and Restated Articles of Incorporation is hereby deleted in its entirety and the following is inserted in lieu thereof:

                                    ""SERIES E PREFERRED STOCK" SHALL MEAN THE
                           792,000 SHARES OF SERIES E PREFERRED STOCK, WITHOUT PAR VALUE PER SHARE, HEREBY DESIGNATED."

         3. The foregoing resolutions containing the amendments were duly adopted on May 6, 1999, by the Corporation's Board of Directors in accordance with the provisions of Section 14-2-602 of the Code.

                                   WEBMD, INC.
                          REGISTRATION RIGHTS AGREEMENT
                    FOR SERIES E AND SERIES F PREFERRED STOCK


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 13th day of May, 1999, among WebMD, Inc., a Georgia corporation (the "Company"), and Microsoft Corporation, a Washington corporation (the "Purchaser").

                                    RECITALS:

         A. The Purchaser has the right to purchase up to 461,510 shares of the Company's Series E Preferred Stock (the "Series E Preferred Stock") pursuant to an Investment Agreement dated as of May 12, 1999 (the "Series E Investment Agreement") between the Company and the Purchaser.

         B. The Purchaser has purchased a Warrant entitling the holder thereof to purchase 7,614,916 shares of the Company's (i) Common Stock Series D prior to the Initial Public Offering (as defined in the Articles of Incorporation) and (ii) Common Stock without series designation after the Initial Public Offering pursuant to a Warrant Agreement dated as of even date herewith (the "Warrant Agreement") between the Purchaser and the Company.

         C. The Purchaser has made an offer to all shareholders of the Company to purchase any and all shares of the Company's Series F Preferred Stock (the "Series F Preferred Stock") issued and outstanding as of the consummation of such offer pursuant to an Offer to Purchase dated April 10, 1999 (the "Offer to Purchase.")

         D. The Company and the Purchaser desire to set forth the registration rights to be granted by the Company to the Purchaser.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, in the Warrant Agreement and in the Series E Investment Agreement, the parties mutually agree as follows:


                                   AGREEMENT:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of the State of Georgia, as amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the voting common stock, without designation as to series and without par value per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or any Stockholders of the Company own equity securities having in the aggregate more than fifty percent (50%) of the total voting power of such other corporation.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Family Member" shall mean (a) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Code Section 501(c)(3), the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

         "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

         "Holder" shall mean the Purchaser or any of such Holder's respective successors and assigns who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from such Holder.

         "Initial Public Offering" means the offer and sale of shares of Common Stock in a transaction underwritten by an investment banking firm following the completion of which (i) the Common Stock will be listed for trading on any national securities exchange or (ii) there will be at least two market makers who are making a market in the Common Stock through the Nasdaq National Market System.

         "Initiating Holders" shall mean any Holder or Holders of not less than 50% of the then outstanding Registrable Securities.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means (i) shares of Common Stock into which the then outstanding Shares are convertible pursuant to the Articles of Incorporation and (ii) shares of Common Stock issuable upon exercise of the Warrant, excluding in all cases, however (including exclusion from the calculation of the number of outstanding Registrable Securities), any Registrable Securities sold by a person in a transaction (i) pursuant to a registration statement under Section 2, 3 or 4 hereof or (ii) pursuant to Rule 144 (or any successor provision) of the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Shares" shall mean the Series E Preferred Stock of the Company purchased or issued pursuant to the Series E Investment Agreement and the Series F Preferred Stock purchased by Purchaser pursuant to the Offer to Purchase.

         "Warrant" shall mean the warrant to purchase up to 7,614,916 shares of Common Stock of the Company purchased or issued pursuant to the Warrant Agreement.

         2. Demand Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to at least 1,000,000 shares of Common Stock that constitute Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and similar events) the Company will:

         (a) promptly give written notice of the proposed registration to all other Holders so they may have an opportunity to consider joining in such registration, which they may do (subject to the terms and provisions of this Agreement) at their election within ten (10) days after receipt of the notice of the proposed registration by the Company; and

         (b) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within ten (10) days after receipt of notice from the Company pursuant to
Section 2(a); provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2:

                  (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (ii) Prior to the date which is the earlier of (a) one hundred eighty (180) days following the effective date of the registration statement relating to an Initial Public Offering or (b) the release by the underwriters of such offering of the related lock-up agreements;

                  (iii) Within the one hundred twenty (120) day period immediately following the effective date of a registration statement pertaining to a firm commitment underwritten public offering of Common Stock for its own account or for the account of a shareholder (including Purchaser) of the Company who has exercised a demand right to register shares of Common Stock (other than a registration relating solely to a Commission Rule 145 transaction, a registration relating solely to employee benefit plans, or a registration statement on Form S-3 (or any similar short-form registration statement));

                  (iv) Within the sixty (60) day period immediately following the effective date of a registration statement on Form S-3 (or any similar short-form registration statement) pertaining to a firm commitment underwritten public offering of Common Stock for its own account or for the account of another shareholder of the Company who has exercised a demand right to register shares of Common Stock (other than a registration relating solely to a Commission Rule 145 transaction or a registration relating solely to employee benefit plans); or

                  (v) After the Company has effected three (3) registrations pursuant to this Section 2 and such registrations have been declared or ordered effective and have remained effective for a period of at least ninety (90) consecutive days.

         Subject to the foregoing clauses (i) through (v), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders. The Initiating Holders may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability (except as set forth in Section 6 hereof) to the Initiating Holders or any other Holders of Registrable Securities requested to be registered pursuant to Section 2(a) hereof, by providing a written notice to the Company revoking such request.

         Notwithstanding the above, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 2 during the period starting with the date ninety (90) days prior to the Company's good faith estimate of the date of filing of (or in the case of any registration on Form S-3, forty-five (45) days prior), and ending on a date one hundred twenty(120) days after the effective date of (or in the case of any registration on Form S-3, ninety (90) days after), a Company-initiated registration statement in connection with a bona fide firm commitment underwritten registration for securities to be offered for the Company's own account (the "Intended Registration"); provided that the Company is actively employing in good faith all reasonable efforts to cause the Intended Registration to become effective and provided further that the Company gives notice to all Holders upon commencement of such period. The Holders shall be entitled to exercise their rights pursuant to Section 4 hereof with respect to an Intended Registration. An Intended Registration shall not be deemed to be a demand registration of the Holders pursuant to this Section 2.

         (c) Underwriting. If the Holders propose an underwritten offering, the sale of Registrable Securities pursuant to this Section 2 must be made by means of a firm commitment underwriting through underwriters who are reasonably acceptable to the Company and the holders of a majority of the Registrable Securities that are proposed to be distributed through such underwriting. The right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested by such Holder (unless mutually otherwise agreed by a majority in interest of the Holders and such Holder) to the extent provided herein.

         The Company and all Holders proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2(c), if the underwriter determines that in its good faith view marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise the Company and all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated first to the Holders on a pro rata basis according to the number of Registrable Securities requested to be included by the Holders; second to the Company; and third to other shareholders of the Company who have requested to sell in the registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If at least eighty percent (80%) of the Registrable Securities requested to be registered by the Initiating Holders are not included in such registration, then the Initiating Holders may request that the Company effect an additional registration under the Securities Act of all or part of the Initiating Holders' Registrable Securities in accordance with the provisions of this Section 2, and the Company shall effect such additional registration.

         If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

         If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         (d) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of ninety (90) days, such right to delay a request to be exercised by the Company not more than twice in any twelve (12) month period.

         (e) Effective Registration Statement. A demand registration requested pursuant to this Section 2 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and any of the Registrable Securities of the Initiating Holders included in such registration have actually been sold thereunder, and
(ii) has remained effective for a period of at least ninety (90) days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder).

         3. S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

         (b) as soon as practicable, and in any event within 30 days of the receipt of such notice, file a registration statement on Form S-3 and effect all other qualifications and compliances as may be so requested and as would permit or facilitate the sale, distribution, transfer or hedging (through market transactions using brokers, in a firm commitment underwriting, in negotiated transactions or otherwise) of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the

Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3:

                  (i) if Form S-3 is not available for such offering by the Holders;

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to register Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $20 million;

                  (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) registrations for the Holders pursuant to this Section 1.3; or

                  (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders and shall keep it continuously effective until such Registrable Securities have been sold pursuant thereto.

         (d) Notwithstanding the other provisions of this Section 3, the Company shall have the right to delay the filing of any registration statement on Form S-3 (an "S-3 Registration") otherwise required to be prepared and filed by the Company pursuant to this Section 3, or to suspend the use of any S-3 Registration, for a period not in excess of 60 days (a "S-3 Blackout Period") if the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such S-3 Registration would be seriously detrimental to the Company and its shareholders, provided that the S-3 Blackout Period shall earlier terminate on the second business day following the completion or abandonment of the relevant financing, acquisition or other transaction or upon public disclosure by the Company or public admission by the Company of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed; and provided, further, that the Company shall furnish to the Holders a certificate of an executive officer of the Company to the effect that an event permitting a S-3 Blackout Period has occurred (and no other reason need be given). The Company will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that the aggregate number of days included in all S-3 Blackout Periods during any consecutive 12 months shall not exceed 180 days. Each Holder agrees to cease all disposition efforts under such S-3 Registration with respect to Registrable Securities held by such Holder immediately upon receipt of notice of the beginning of any S-3 Blackout Period. The Company shall provide written notice to the Holders of the end of each S-3 Blackout Period.

         4.       Piggyback Registration.

         (a) If the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8), or a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company promptly will give to each Holder written notice thereof and shall use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company has abandoned its proposal to register the securities proposed to be registered thereby.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4(a). In such event the right of any Holder to registration pursuant to Section 4(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4(b), if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting, if any, shall be allocated among such Holders as follows:

                  (i)      In the event of a piggyback registration pursuant to
Section 4(a) that is initiated by the Company, then the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then to all selling shareholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included; provided, however, that no allocation pursuant to this Section 4(b) shall have the effect of reducing the Shares sold by Holders to less than 20% of the proposed offering; and

                  (ii)     In the event of a piggyback registration pursuant to
Section 4(a) that is initiated by the exercise of demand registration rights by a shareholder or shareholders of the Company (other than the Holders), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling shareholders who exercised such demand and then to all selling shareholders, including the Holders, who have requested to sell in the registration, on a pro rata basis according to the number of shares requested to be included;

provided, however, that in no event shall the total number of shares included in the offering by any of HBO & Company of Georgia ("HBOC") and Premiere Technologies, Inc. ("Premiere") pursuant to a piggyback registration be less than the number of securities included in the offering by any other single selling shareholder pursuant to piggyback registration rights unless all securities held by HBOC and Premiere requested to be included in such offering are included in such offering or unless HBOC and Premiere waive such limitation or choose not to sell any shares in such registration, and the number of shares that Holders would otherwise be entitled to include in such registration may be reduced to give effect to this requirement.

         (c) No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

         5. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 2, 3 or 4 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will use its reasonable best efforts to:

         (a) prepare and file with the Commission within ninety (90) days (or in the case of any registration on Form S-3, thirty (30) days) after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, subject to Section 2 hereof, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method(s) of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company shall (i) furnish to the underwriters, if any, and to one
(1) counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review of the underwriters and such counsel, and (ii) notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety (90) days or such shorter period which shall terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish, without charge, to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement one (1) signed copy of such registration statement, each amendment and supplement thereto (including one (1) conformed copy to each Holder and one (1) signed copy to each managing underwriter and in each case including all exhibits thereto), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities
Act) as such Holders may request, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective;

         (d) use its best efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Holder, and underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable registration statement is deemed effective by the Commission) and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

         (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

         (f) immediately notify the managing underwriter, if any, and each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a S-3 Blackout Period, in which case no supplement or amendment need be furnished;

         (g) use its best efforts to cause all such Registrable Securities covered by the registration statement to be listed on the Nasdaq Stock Market or the national securities exchange on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form (provided that the applicable listing requirements are satisfied), and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

         (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Initiating Holders or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;

         (i) make available for inspection during normal business hours by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, the Company shall have no obligation to disclose any Records to the Inspectors in the event the Company determines that such disclosure is reasonably likely to have an adverse effect on the Company's ability to assert the existence of an attorney-client privilege with respect thereto;

         (j) in the event that any contemplated public offering is underwritten, use its best efforts to obtain a "comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the Holders of a majority (by number of shares) of the Registrable Securities being sold reasonably request, and provided that such request is reasonable in the underwriter's point of view;

         (k) use its best efforts to obtain an obtain an opinion of counsel from the Company's counsel in customary form and covering such matters of the type customarily covered in opinions of counsel in connection with such transactions;

         (l) comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Securities Exchange Act of 1934 and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five
(5) business days prior to the filing thereof; and

         (m) in the event the offering is underwritten, develop a presentation reasonably acceptable to the underwriters to facilitate the offering and to make its chief executive officer and chief financial officer available for participation in such meetings and presentations (e.g., road show for the offering) at such locations (including Europe) as the underwriter reasonably requests.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof, such Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5(b) hereof shall be extended by the greater of (i) ten (10) business days or
(ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) hereof to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof.

         6. Rule 144. Notwithstanding anything to the contrary contained herein, no Holder shall have rights to a registration under Section 2, 3 or 4 hereof after the time that such Holder could sell, within ninety (90) days, all of its Registrable Securities pursuant to Rule 144(e) promulgated under the Securities Act or any successor rule thereto; provided that the Company hereby agrees to take the following actions to ensure the availability of Rule 144 to each such Holder (or such similar actions as shall be required under any successor rule thereto):

         (a) make and keep public information available as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) so long as any Holder owns any Registrable Securities, furnish to a Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the registration statement relating to an Initial Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request.

         7. Registration Expenses. The Company shall pay all expenses in connection with any registration, including, without limitation, all registration, filing and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of one counsel for the Holders and the fees and disbursements of counsel for the Company and of its independent accountants; provided that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2, 3 or 4 hereof, the request of which has been subsequently withdrawn by the Initiating Holders (unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were unaware at the time of such request), in which case such expenses shall be borne by the Holders whose securities were to be included in the registration in proportion to the number of shares for which such registration was requested.

         8. Assignment of Rights. Any Holder may assign its rights under this Agreement to any party acquiring 2,400,000 shares or more of Registrable Securities; provided, however, that a Holder may assign its rights under this Agreement without such restrictions to a transferee or assignee that controls, is controlled by or is under common control with such Holder.

         9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing.

         10. "Market Stand-off" Agreement. Each Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during the 180 day period following the effective date of the Initial Public Offering if so requested by the Company and underwriters of Common Stock (or other securities) of the Company. Each Holder further agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during such period of time following the effective date of an underwritten public offering of the Company's securities as the underwriters in such underwritten offering deem appropriate; providing, however, that no such market stand off agreement shall be required of any Holder
(i) who is not identified as a selling shareholder on the registration statement for such underwritten offering or any other registration statement filed by the Company pursuant to Sections 2, 3 or 4 hereof and (ii) unless the underwriters in such underwritten offering shall have requested that the Company's executive officers and directors enter into similar agreements; provided, however, that in no event shall such period be more than 90 days. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

         11.      Indemnification.

         (a) In the event of the offer and sale of Registrable Securities held by Holders under the 1933 Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other Person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

         (b) The Company may require, as a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Agreement, that the Company shall have received an agreement from such Holder to be bound by the terms of this Section 11, including an undertaking reasonably satisfactory to it from such Holder, to indemnify and hold the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder as a Holder of the Company furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that such indemnity agreement found in this Section 11(b) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 11(a) or (b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 11(a) or (b) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

         (d) The indemnification required by Section 11(a) and (b) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages or liabilities are incurred.

         (e) If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         (f) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 11 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         12.      Miscellaneous

         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts between Georgia residents entered into and to be performed entirely within the State of Georgia.

         (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, executors and administrators of the parties hereto. In the event the Company merges with, or is otherwise acquired by, a direct or indirect subsidiary of a publicly-traded company, the Company shall condition the merger or acquisition on the assumption by such parent company of the Company's obligations under this Agreement.

         (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         (d) Notices, etc. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) business days following deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, addressed: (a) if to the Purchaser, at Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-5399, Attn: Chief Financial Officer with a copy to General Counsel - Finance and Administration, and Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104, or
(b) if to any other Holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at WebMD, Inc., 400 The Lenox Building, 3399 Peachtree Road, Atlanta, Georgia 30326, Attn: General Counsel, or at such other address as the Company shall have furnished to the Purchaser and each such other Holder in writing.

         (e) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         (g) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (h) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of a majority of the number of shares of Registrable Securities (or securities convertible into Registrable Securities) outstanding as of the date of such amendment or waiver. The Purchaser acknowledges that by the operation of this Section 12(h), the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of the Purchaser under this Agreement.

         This Registration Rights Agreement is hereby executed as of the date first above written.


                                    COMPANY:

                                    WEBMD, INC.


                                    By:
                                       -------------------------------
                                        Jeffrey T. Arnold
                                        Chief Executive Officer


                                    PURCHASER:

                                    MICROSOFT CORPORATION


                                    By:
                                       -------------------------------
                                        Its:
                                             -------------------------

                                   WEBMD, INC.
                          REGISTRATION RIGHTS AGREEMENT
                          FOR SERIES E PREFERRED STOCK


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of May, 1999, among WebMD, Inc., a Georgia corporation (the "Company"), and the persons listed on Schedule I hereto (collectively, the "Purchasers").

                                    RECITALS:

         A. The Purchasers have the right to purchase up to an aggregate of 276,906 shares of the Company's Series E Preferred Stock (the "Series E Preferred Stock") pursuant to an Investment Agreement dated as of May 12, 1999 (the "Series E Investment Agreement") among the Company, Microsoft Corporation and each of the Purchasers.

         B. The Company and the Purchasers desire to set forth the registration rights to be granted by the Company to the Purchasers.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein and in the Series E Investment Agreement, the parties mutually agree as follows:


                                   AGREEMENT:

         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of the State of Georgia, as amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the voting common stock, without designation as to series and without par value per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the

Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or any Stockholders of the Company own equity securities having in the aggregate more than fifty percent (50%) of the total voting power of such other corporation.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Family Member" shall mean (a) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Code Section 501(c)(3), the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

         "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

         "Holder" shall mean any of the Purchasers or any of such Holder's respective successors and assigns who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from such Holder.

         "Initial Public Offering" means the offer and sale of shares of Common Stock in a transaction underwritten by an investment banking firm following the completion of which (i) the Common Stock will be listed for trading on any national securities exchange or (ii) there will be at least two market makers who are making a market in the Common Stock through the Nasdaq National Market System.

         "Initiating Holders" shall mean any Holder or Holders of not less than 50% of the then outstanding Registrable Securities.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means shares of Common Stock into which the then outstanding Shares are convertible pursuant to the Articles of Incorporation, excluding in all cases, however (including exclusion from the calculation of the number of outstanding Registrable Securities), any Registrable Securities sold by a person in a transaction (i) pursuant to a registration statement under Section 2, 3 or 4 hereof or (ii) pursuant to Rule 144 (or any successor provision) of the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Shares" shall mean the Series E Preferred Stock of the Company purchased or issued pursuant to the Series E Investment Agreement.

         2. Demand Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to at least 1,000,000 shares of Common Stock that constitute Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and similar events) the Company will:

         (a) promptly give written notice of the proposed registration to all other Holders so they may have an opportunity to consider joining in such registration, which they may do (subject to the terms and provisions of this Agreement) at their election within ten (10) days after receipt of the notice of the proposed registration by the Company; and

         (b) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within ten (10) days after receipt of notice from the Company pursuant to
Section 2(a); provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2:

                  (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (ii) Prior to the date which is the earlier of (a) one hundred eighty (180) days following the effective date of the registration statement relating to an Initial Public Offering or (b) the release by the underwriters of such offering of the related lock-up agreements;

                  (iii) Within the one hundred twenty (120) day period immediately following the effective date of a registration statement pertaining to a firm commitment underwritten public offering of Common Stock for its own account or for the account of another shareholder of the Company who has exercised a demand right to register shares of Common Stock (other than a registration relating solely to a Commission Rule 145 transaction, a registration relating solely to employee benefit plans, or a registration statement on Form S-3 (or any similar short-form registration statement));

                  (iv) Within the sixty (60) day period immediately following the effective date of a registration statement on Form S-3 (or any similar short-form registration statement) pertaining to a firm commitment underwritten public offering of Common Stock for its own account or for the account of another shareholder of the Company who has exercised a demand right to register shares of Common Stock (other than a registration relating solely to a Commission Rule 145 transaction or a registration relating solely to employee benefit plans); or

                  (v) After the Company has effected three (3) registrations pursuant to this Section 2 and such registrations have been declared or ordered effective and have remained effective for a period of at least ninety (90) consecutive days.

         Subject to the foregoing clauses (i) through (v), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders. The Initiating Holders may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability (except as set forth in Section 6 hereof) to the Initiating Holders or any other Holders of Registrable Securities requested to be registered pursuant to Section 2(a) hereof, by providing a written notice to the Company revoking such request.

         Notwithstanding the above, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 2 during the period starting with the date ninety (90) days prior to the Company's good faith estimate of the date of filing of (or in the case of any registration on Form S-3, forty-five (45) days prior), and ending on a date [one hundred twenty(120) days after the effective date of (or in the case of any registration on Form S-3, ninety (90) days after), a Company-initiated registration statement in connection with a bona fide firm commitment underwritten registration for securities to be offered for the Company's own account (the "Intended Registration"); provided that the Company is actively employing in good faith all reasonable efforts to cause the Intended Registration to become effective and provided further that the Company gives notice to all Holders upon commencement of such period. The Holders shall be entitled to exercise their rights pursuant to Section 4 hereof with respect to an Intended Registration. An Intended Registration shall not be deemed to be a demand registration of the Holders pursuant to this Section 2.

         (c) Underwriting. If the Holders propose an underwritten offering, the sale of Registrable Securities pursuant to this Section 2 must be made by means of a firm commitment underwriting through underwriters who are reasonably acceptable to the Company and the holders of a majority of the Registrable Securities that are proposed to be distributed through such underwriting. The right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested by such Holder (unless mutually otherwise agreed by a majority in interest of the Holders and such Holder) to the extent provided herein.

         The Company and all Holders proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2(c), if the underwriter determines that in its good faith view marketing factors require a limitation of the number of shares to be underwritten and so advises the Initiating Holders in writing, then the Initiating Holders shall so advise the Company and all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated first to the Holders on a pro rata basis according to the number of Registrable Securities requested to be included by the Holders; second to the Company; and third to other shareholders of the Company who have requested to sell in the registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If at least eighty percent (80%) of the Registrable Securities requested to be registered by the Initiating Holders are not included in such registration, then the Initiating Holders may request that the Company effect an additional registration under the Securities Act of all or part of the Initiating Holders' Registrable Securities in accordance with the provisions of this Section 2, and the Company shall effect such additional registration.

         If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used above in determining the underwriter limitation.

         If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or the account of others in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         (d) If the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company may direct that such request for registration be delayed for a period not in excess of ninety (90) days, such right to delay a request to be exercised by the Company not more than twice in any twelve (12) month period.

         (e) Effective Registration Statement. A demand registration requested pursuant to this Section 2 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and any of the Registrable Securities of the Initiating Holders included in such registration have actually been sold thereunder, and
(ii) has remained effective for a period of at least ninety (90) days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder).

         3. S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

         (b) as soon as practicable, and in any event within 30 days of the receipt of such notice, file a registration statement on Form S-3 and effect all other qualifications and compliances as may be so requested and as would permit or facilitate the sale, distribution, transfer or hedging (through market transactions using brokers, in a firm commitment underwriting, in negotiated transactions or otherwise) of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3:

                  (i) if Form S-3 is not available for such offering by the Holders;

                  (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to register Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $20 million;

                  (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected three (3) registrations on Form S-3 for the Holders pursuant to this Section 1.3; or

                  (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders and shall keep it continuously effective until such Registrable Securities have been sold pursuant thereto.

         (d) Notwithstanding the other provisions of this Section 3, the Company shall have the right to delay the filing of any registration statement on Form S-3 (an "S-3 Registration") otherwise required to be prepared and filed by the Company pursuant to this Section 3, or to suspend the use of any S-3 Registration, for a period not in excess of 60 days (a "S-3 Blackout Period") if the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such S-3 Registration would be seriously detrimental to the Company and its shareholders, provided that the S-3 Blackout Period shall earlier terminate upon the completion or abandonment of the relevant financing, acquisition or other transaction or upon public disclosure by the Company or public admission by the Company of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed; and provided, further, that the Company shall furnish to the Holders a certificate of an executive officer of the Company to the effect that an event permitting a S-3 Blackout Period has occurred (and no other reason need be given). The Company will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that the aggregate number of days included in all S-3 Blackout Periods during any consecutive 12 months shall not exceed 180 days. Each Holder agrees to cease all disposition efforts under such S-3 Registration with respect to Registrable Securities held by such Holder immediately upon receipt of notice of the beginning of any S-3 Blackout Period. The Company shall provide written notice to the Holders of the end of each S-3 Blackout Period.

         4.       Piggyback Registration.

         (a) If the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holders), other than a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8), or a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization or similar event, the Company promptly will give to each Holder written notice thereof and shall use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within ten (10) days after receipt of such written notice from the Company, by any Holder or Holders. However, the Company may, without the consent of the Holders, withdraw such registration statement prior to its becoming effective if the Company has abandoned its proposal to register the securities proposed to be registered thereby.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4(a). In such event the right of any Holder to registration pursuant to Section 4(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4(b), if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of Registrable Securities that may be included in the registration and underwriting, if any, shall be allocated among such Holders as follows:

                  (i)      In the event of a piggyback registration pursuant to
Section 4(a) that is initiated by the Company, then the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then to all selling shareholders, including the Holders, who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included; and

                  (ii)     In the event of a piggyback registration pursuant to
Section 4(a) that is initiated by the exercise of demand registration rights by a shareholder or shareholders of the Company (other than the Holders), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling shareholders who exercised such demand and then to all selling shareholders, including the Holders, who have requested to sell in the registration, on a pro rata basis according to the number of shares requested to be included;

provided, however, that in no event shall the total number of shares included in the offering by any of HBO & Company of Georgia ("HBOC") and Premiere Technologies, Inc. ("Premiere") pursuant to a piggyback registration be less than the number of securities included in the offering by any other single selling shareholder pursuant to piggyback registration rights unless all securities held by HBOC and Premiere requested to be included in such offering are included in such offering or unless HBOC and Premiere waive such limitation or choose not to sell any shares in such registration, and the number of shares that Holders would otherwise be entitled to include in such registration may be reduced to give effect to this requirement.

         (c) No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

         5. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 2, 3 or 4 hereof, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will use its best efforts to:

         (a) prepare and file with the Commission within ninety (90) days (or in the case of any registration on Form S-3, thirty (30) days) after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, subject to Section 2 hereof, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method(s) of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company shall (i) furnish to the underwriters, if any, and to one
(1) counsel
selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review of the underwriters and such counsel, and (ii) notify each Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety (90) days or such shorter period which shall terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish, without charge, to each Holder and each underwriter, if any, of Registrable Securities covered by such registration statement one (1) signed copy of such registration statement, each amendment and supplement thereto (including one (1) conformed copy to each Holder and one (1) signed copy to each managing underwriter and in each case including all exhibits thereto), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Holders may request, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective;

         (d) use its best efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Holder, and underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable registration statement is deemed effective by the Commission) and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

         (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

         (f) immediately notify the managing underwriter, if any, and each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a S-3 Blackout Period, in which case no supplement or amendment need be furnished;

         (g) use its best efforts to cause all such Registrable Securities covered by the registration statement to be listed on the Nasdaq Stock Market or the national securities exchange on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form (provided that the applicable listing requirements are satisfied), and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

         (h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Initiating Holders or the underwriters retained by such Holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;

         (i) make available for inspection during normal business hours by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement. Notwithstanding the foregoing, the Company shall have no obligation to disclose any Records to the Inspectors in the event the Company determines that such disclosure is reasonably likely to have an adverse effect on the Company's ability to assert the existence of an attorney-client privilege with respect thereto;

         (j) use its best efforts to obtain a "comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the Holders of a majority (by number of shares) of the Registrable Securities being sold reasonably request, and provided that such request is reasonable in the underwriter's point of view;

         (k) use its best efforts to obtain an obtain an opinion of counsel from the Company's counsel in customary form and covering such matters of the type customarily covered in opinions of counsel in connection with such transactions;

         (l) comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Securities Exchange Act of 1934 and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five (5) business days prior to the filing thereof; and

         (m) in the event the offering is underwritten, develop a presentation reasonably acceptable to the underwriters to facilitate the offering and to make its chief executive officer and chief financial officer available for participation in such meetings and presentations (e.g., road show for the offering) at such locations (including Europe) as the underwriter reasonably requests.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof, such Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 5(b) hereof shall be extended by the greater of (i) ten (10) business days or
(ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(f) hereof to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof.

         6. Rule 144. Notwithstanding anything to the contrary contained herein, no Holder shall have rights to a registration under Section 2, 3 or 4 hereof after the time that such Holder could sell, within thirty (30) days, all of its Registrable Securities pursuant to Rule 144(e) promulgated under the Securities Act or any successor rule thereto; provided that the Company hereby agrees to take the following actions to ensure the availability of Rule 144 to each such Holder (or such similar actions as shall be required under any successor rule thereto):

         (a) make and keep public information available as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) so long as any Holder owns any Registrable Securities, furnish to a Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the registration statement relating to an Initial Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request.

         7. Registration Expenses. The Company shall pay all expenses in connection with any registration, including, without limitation, all registration, filing and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of one counsel for the Holders and the fees and disbursements of counsel for the Company and of its independent accountants; provided that, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2, 3 or 4 hereof, the request of which has been subsequently withdrawn by the Initiating Holders (unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were unaware at the time of such request), in which case such expenses shall be borne by the Holders whose securities were to be included in the registration in proportion to the number of shares for which such registration was requested.

         8. Assignment of Rights. Any Holder may assign its rights under this Agreement to any party acquiring 250,000 shares or more of Registrable Securities; provided, however, that a Holder may assign its rights under this Agreement without such restrictions to a transferee or assignee that controls, is controlled by or is under common control with such Holder.

         9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing.

         10. "Market Stand-off" Agreement. Each Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during the 180 day period following the effective date of the Initial Public Offering if so requested by the Company and underwriters of Common Stock (or other securities) of the Company. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

         11.      Indemnification.

         (a) In the event of the offer and sale of Registrable Securities held by Holders under the 1933 Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other Person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

         (b) The Company may require, as a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Agreement, that the Company shall have received an agreement from such Holder to be bound by the terms of this Section 11, including an undertaking reasonably satisfactory to it from such Holder, to indemnify and hold the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder as a Holder of the Company furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that such indemnity agreement found in this Section 11(b) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 11(a) or (b) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 11(a) or (b) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

         (d) The indemnification required by Section 11(a) and (b) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages or liabilities are incurred.

         (e) If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         (f) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 11 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         12.      Miscellaneous

         (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts between Georgia residents entered into and to be performed entirely within the State of Georgia.

         (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, executors and administrators of the parties hereto. In the event the Company merges with, or is otherwise acquired by, a direct or indirect subsidiary of a publicly-traded company, the Company shall condition the merger or acquisition on the assumption by such parent company of the Company's obligations under this Agreement.

         (c) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         (d) Notices, etc. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) business days following deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, addressed: (a) if to a Purchaser, at the address set forth opposite such Purchaser's name on
Schedule I hereto, or (b) if to any other Holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at WebMD, Inc., 400 The Lenox Building, 3399 Peachtree Road, Atlanta, Georgia 30326, Attn: General Counsel, with a copy to Nelson Mullins Riley & Scarborough, L.L.P., Bank of America Corporate Center, Suite 2600, 100 North Tryon Street, Charlotte, North Carolina 28202, Attn: H. Bryan Ives III and C. Mark Kelly, or at such other address as the Company shall have furnished to the Purchasers and each such other Holder in writing.

         (e) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         (g) Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (h) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of a majority of the number of shares of Registrable Securities (or securities convertible into Registrable Securities) outstanding as of the date of such amendment or waiver. The Purchasers acknowledge that by the operation of this Section 12(h), the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of any Purchaser under this Agreement.

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT
DATED MAY 24, 1999 AMONG WEBMD, INC.,
MICROSOFT CORPORATION AND THE PURCHASERS NAMED THEREIN



         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

                                             THE COMPANY:

                                             WEBMD, INC.


                                             By:
                                                -----------------------------
                                               Its:
                                                   --------------------------

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT
DATED MAY 24, 1999 AMONG WEBMD, INC.,
MICROSOFT CORPORATION AND THE PURCHASERS NAMED THEREIN



                                 PURCHASERS:

                                 INTEL CORPORATION


                                 BY:
                                     ----------------------------------------
                                 ITS:
                                     ----------------------------------------


                                 COVAD COMMUNICATIONS GROUP INC.


                                 BY:
                                     ----------------------------------------
                                 ITS:
                                     ----------------------------------------


                                 EXCITE, INC.


                                 BY:
                                     ----------------------------------------
                                 ITS:
                                     ----------------------------------------


                                 SOFTBANK AMERICA INC.


                                 BY:
                                     ----------------------------------------
                                 ITS:
                                     ----------------------------------------


                                 SUPERIOR CONSULTANT
                                   HOLDINGS CORPORATION


                                 BY:
                                     ----------------------------------------
                                 ITS:
                                     ----------------------------------------

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT
DATED MAY 24, 1999 AMONG WEBMD, INC.,
MICROSOFT CORPORATION AND THE PURCHASERS NAMED THEREIN



                                 THE READER'S DIGEST ASSOCIATION, INC.


                                 BY:
                                     ----------------------------------------
                                 ITS:
                                     ----------------------------------------

                                   SCHEDULE I

                               LIST OF PURCHASERS


        PURCHASER               ADDRESSES                          NUMBER OF SHARES
Intel Corporation           2200 Mission College Boulevard             26,768
                            Santa Clara, CA  95052

Covad Communications        2330 Central Expressway                    27,691
Group Inc.                  Santa Clara, CA  95050

Excite Inc.                 555 Broadway                               46,151
                            Redwood City, CA  94063

SOFTBANK America Inc.       10 Langley Road                            92,302
                            Suite 403
                            Newton Center, MA  02459

Superior Consultant         4000 Town Center                           18,460
Holdings Corporation        Suite 1100
                            Southfield, MI  48075

The Reader's Digest         Reader's Digest Road                       23,999
Association, Inc.           Pleasantville, New York 10570-7000

Dell USA, L.P.              One Dell Way                               36,921
                            Round Rock, Texas  78682

[TO COME]                                                               4,614
                                                                      -------

                                                    Total             276,906
                                                                      =======